UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )
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KB Home

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Notice of 2006
KB Home Annual
Meeting of Stockholders
and Proxy Statement

April 6, 2006

KB HOME
10990 Wilshire Boulevard
Los Angeles, California 90024
(310) 231-4000

Bruce Karatz
Chairman and Chief Executive Officer

March 6, 2006
Dear Fellow Stockholder:
Your officers and directors join me in inviting you to attend the Annual Meeting of Stockholders of KB Home at 9:00 a.m. Pacific Daylight Time on April 6, 2006 in the Garden Room at the Hotel Bel-Air, 701 Stone Canyon Road, in Los Angeles, California.
The matters expected to be acted on at the meeting are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. In addition to specific agenda items, by attending the Annual Meeting you will have an opportunity to hear about our plans for the future and to meet your officers and directors.
We look forward to seeing you on April 6.
Sincerely,
Bruce Karatz
Chairman and Chief Executive Officer

Notice of Annual Meeting
of Stockholders

Time and Date:	9:00 a.m. Pacific Daylight Time on Thursday, April 6, 2006.

Location:	Garden Room, Hotel Bel-Air, 701 Stone Canyon Road, Los Angeles, California.

Items of Business:	(1)	Elect four Class II Directors, each to serve for a three-year term;

	(2)	Vote on an amendment to our Amended Certificate of Incorporation to decrease the authorized shares of our Common Stock from 300,000,000 shares to 290,000,000 shares;

	(3)	Vote on the Amended and Restated KB Home 1999 Incentive Plan;

	(4)	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending November 30, 2006; and

	(5)	To transact any other business as may properly come before the meeting and any adjournment or postponement thereof.

Record Date:	You can vote if you were a stockholder of record on February 14, 2006.

If you attend the Meeting:	If you plan to attend the meeting, you may be asked to present photo identification and you may be accompanied by only one guest. If you hold your shares in a brokerage or similar account (in “street name”), you will need to bring a statement reflecting the shares you owned on February 14, 2006.

Proxy Voting:	Whether or not you expect to attend the meeting, please promptly complete and return the Proxy Card or voting instruction card you received to ensure that your shares will be represented. If available to you, you may also vote using the telephone number or via the Internet web site address printed on your Proxy Card or voting instruction card.

Annual Reports:	Copies of our 2005 Annual Report to Stockholders and Annual Report on Form 10-K for the fiscal year ended November 30, 2005, including audited financial statements, are being mailed to stockholders concurrently with this Proxy Statement. It is anticipated that the mailing will commence on or about March 3, 2006.
By Order of the Board of Directors,
Charles F. Carroll
Corporate Secretary
Los Angeles, California
March 6, 2006

KB HOME

10990 Wilshire Boulevard
Los Angeles, California 90024

Proxy Statement
for
Annual Meeting Of Stockholders

To Be Held April 6, 2006

General Information
Why did I receive this Proxy Statement?

Your Board of Directors is furnishing this Proxy Statement to you to solicit your proxy to be voted at our 2006 Annual Meeting of Stockholders. The Annual Meeting is scheduled for Thursday, April 6, 2006, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.
Can I attend the Annual Meeting?
   You are cordially invited to attend the Annual Meeting. Please note, however, that you may be subject to a security check and that no cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting. Also, due to space constraints, you may be accompanied by only one guest.
Who is entitled to vote at the Annual Meeting?
   Only holders of record of the 93,180,138 shares of our Common Stock outstanding at the close of business on February 14, 2006 will be entitled to vote at the Annual Meeting. Each holder of our Common Stock is entitled to one vote for each share held. Our Grantor Stock Ownership Trust, established to assist us in meeting certain of our obligations to employees under our employee benefit plans, held 12,981,680 shares of our Common Stock for voting purposes as of February 14, 2006. These shares will be voted by the trustee of the Grantor Stock Ownership Trust in accordance with instructions received from employees who participate in certain of our employee benefit plans. There is no right to cumulative voting.
Who is a “Holder of Record”?
   If your shares of our Common Stock are registered directly in your name with our transfer agent, Mellon Investor Services LLC, you are considered the “holder of record” of those shares. If your shares are held in a stock brokerage account or by a financial institution or other holder of record, you are considered the beneficial owner of those shares held in “street name.”

How do I vote?
   If you are a beneficial owner, you have the right to instruct your broker, financial institution or other holder of record on how to vote your shares by using the voting instruction card you received from them or by following their respective telephone and/or Internet voting instructions.
   If you are a holder of record, you may vote by mail, by telephone or via the Internet, as described below.
   Mail. Please promptly complete and return your Proxy Card in the postage-paid envelope provided.
   Telephone. Please call the 800-number listed on your Proxy Card. Telephone voting procedures have been established to verify your identity, to allow you to provide proxy voting instructions and to confirm that your instructions were accurately recorded. Please have your Proxy Card available when you call.
   Internet. Please visit the Internet web site address listed on your Proxy Card. As with telephone voting, procedures have been established to verify your identity and to confirm your voting instructions. Please have your Proxy Card available when you visit the Internet web site address.
   Telephone and Internet voting will be available to holders of record 24 hours each day until 11:59 p.m. Eastern Daylight Time on April 5, 2006. If you use the 800-number or the Internet to provide your proxy voting instructions, you do not need to mail in your Proxy Card.
   Revoking Your Proxy Vote. If you are a holder of record, you may revoke the proxy voting instructions you make by mail, by telephone or via the Internet at any time prior to the exercise of those instructions at the Annual Meeting by delivering a revocation in writing to us in care of the Corporate Secretary, KB Home, 10990 Wilshire Boulevard, Los Angeles, California 90024.
   If you are a beneficial owner, you may submit new voting instructions by contacting your broker, financial institution or other holder of record. You may also vote in person at the Annual Meeting as described in the next paragraph.
   In Person at the Annual Meeting. Whether you are a holder of record or a beneficial owner you may vote in person at the Annual Meeting, even if you have previously provided proxy voting instructions by mail, by telephone or via the Internet. If you are a holder of record, you may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it with your ballot to be able to vote at in person the Annual Meeting.
What are the voting requirements to elect the Director nominees and to approve each of the proposals in this Proxy Statement?
   Under the laws of the State of Delaware, where we are incorporated, stockholders may take action at the Annual Meeting by voting their shares as described above, provided a quorum is present. At least a majority of the outstanding shares entitled to vote must be present or represented at the Annual Meeting to establish a quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of establishing a quorum.
   A “broker non-vote” arises when a broker, financial institution or other holder of record that holds shares in street name does not receive instructions from a beneficial owner and does not have the discretionary authority to vote on a particular item. Per New York Stock Exchange rules, brokers have discretionary authority to vote on the election of directors and the ratification of the appointment of the independent registered public accounting firm. Brokers do not, however, have discretionary authority to vote on the other two proposals in this Proxy Statement, so broker non-votes will not be considered entitled to vote for either such proposal and will have no effect on the outcome.
   All shares of Common Stock represented by valid proxies received pursuant to this solicitation and not revoked will be voted in accordance with the proxy instructions given.
   Because a proxy confers discretionary authority to vote upon other matters that may properly come before the Annual Meeting, shares represented by valid proxies will be voted in accordance with the judgment of Bruce Karatz, Chairman and Chief Executive Officer, and Charles F. Carroll, Vice President, Deputy General Counsel and Corporate Secretary, who are the persons named as proxies on the Proxy Cards for holders of record, or their duly authorized designees.
   Where no instruction is made on a signed Proxy Card with respect to any item submitted to a vote, such shares will be voted for the election as Directors of the four individuals named under “Election of Directors” on pages 12 – 18 below, for the amendment to our Amended Certificate of Incorporation to decrease the authorized shares of our Common Stock from 300,000,000 shares to 290,000,000 shares discussed on pages 19 – 20 below, for the Amended and Restated KB Home 1999 Incentive Plan discussed on pages 21 – 28 below and for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending November 30, 2006 discussed on page 29 below.
   Election of Directors. The affirmative vote of a plurality of the votes present or represented at the Annual Meeting is required to elect each Director nominee. Accordingly, the Director nominee with the most votes for a particular board seat will be elected to that seat. You may vote “for” all Director nominees or you may “withhold” your vote with respect to one or more of the Director nominees. Abstentions will not be counted.
   Under our Governance Principles, any Director elected to the Board of Directors at the Annual Meeting in an uncontested election with less than the affirmative vote of a majority of shares present in person or by proxy shall promptly tender his or her resignation to the Chair of the Nominating and Corporate Governance Committee of the Board of Directors (“Nominating Committee”). The Nominating Committee will then promptly evaluate all relevant factors and recommend to the full Board whether to accept the resignation or, if appropriate, to adopt another course of action to remedy the underlying cause(s) of the election result. Subject to any applicable legal or regulatory requirements, the Board shall within 90 days following certification of the stockholder vote decide whether to accept the resignation, reject the resignation or, if appropriate, reject the resignation but adopt measures designed to address the underlying cause(s) of the election result. A full explanation of the Board’s decision will be publicly disclosed in a periodic or current report filed with the Securities and Exchange Commission. A Director who tenders his or her resignation because he or she was elected in an uncontested election with less than a majority of the shares present or represented at an Annual Meeting and any non-independent Director will not participate in these deliberations and decisions.
   Other Proposals in this Proxy Statement. The affirmative vote of a majority of the outstanding shares of our Common Stock is required to approve the amendment to our Amended Certificate of Incorporation to decrease the authorized shares of our Common Stock from 300,000,000 shares to 290,000,000 shares. The affirmative vote of a majority of the shares present or represented at the Annual Meeting and entitled to vote is required both to approve the Amended and Restated KB Home 1999 Incentive Plan and to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending November 30, 2006. You may vote “for,” “against,” or “abstain” with respect to any of these proposals. Abstentions will have the same effect as an “against” vote.
Are the Notice of Annual Meeting, Proxy Statement, the 2005 Annual Report on Form 10-K and the 2005 Annual Report to Stockholders available online?
   Yes. The Notice of Annual Meeting, this Proxy Statement, the 2005 Annual Report on Form 10-K and the 2005 Annual Report to Stockholders may be viewed or downloaded from our website at: http://www.kbhome.com/investor/main.
Who will pay for this proxy solicitation?
   We will pay the entire cost of soliciting proxies. In addition to use of the mail, proxies may be solicited by our officers, Directors and other employees by telephone, facsimile or personal solicitation, and no additional compensation will be paid to such individuals. We will, if requested, reimburse banks, brokerage houses and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy material to their principals. We have hired Georgeson Shareholder Communications Inc., a professional soliciting organization, to assist in proxy solicitation and in distributing proxy materials to institutions, brokerage houses, custodians, nominees and other fiduciaries. For these services, we will pay Georgeson a fee of $8,500.
Who will count the vote?
   Representatives of our transfer agent, Mellon Investor Services LLC, will count the votes and act as independent inspectors of election.

Corporate Governance and Board Matters

    We believe that sound corporate governance is fundamental to the success of our business and its long-term value for our stockholders. Our Governance Principles, which are included with this Proxy Statement at Attachment A, reflect our core governance values and provide the framework within which we conduct our business and pursue strategic goals. Our Governance Principles are regularly reviewed by the Nominating and Corporate Governance Committee of the Board of Directors, and the full Board approves changes as appropriate.
Ethics Policy
   As part of our commitment to sound governance, we expect all of our employees and Directors to follow the highest ethical standards when representing KB Home and our interests. To this end, all employees, including senior management, and Directors must abide by our Ethics Policy. Our Ethics Policy is reviewed regularly by the Audit and Compliance Committee of the Board of Directors, and the full Board approves changes as appropriate.
Role of the Board
   The Board of Directors is elected by the stockholders to oversee the management of our business and to assure that the long-term interests of our stockholders are being served.
Director Qualifications
   We believe that our Directors should possess the highest personal and professional ethics, integrity, judgment and values, and be committed to representing the long-term interests of our stockholders. Directors should also have an inquisitive and objective perspective, and be able and willing to dedicate the time necessary to Board and Committee service.
   The Nominating and Corporate Governance Committee of the Board of Directors regularly assesses the skills and characteristics of current and potential Directors in view of the perceived needs of the Board at the time an assessment is made and may consider the following attributes, among others:

•	Personal qualities, accomplishments and reputation in the business community;

•	Financial literacy, financial and accounting expertise and significant business, academic or government experience in leadership positions or at senior policy-making levels;

•	Geographical representation in areas relevant to our business;

•	Diversity of background and personal experience;

•	Fit of abilities and personality with those of current and potential Directors in building a Board that is effective, collegial and responsive to the needs of our business; and

•	Independence and an absence of conflicting time commitments.
Director Independence
   We believe that a substantial majority of our Directors should be independent. A Director is deemed to be independent if he or she does not have any direct or indirect material commercial or charitable relationship with us based on all relevant facts and circumstances. The Board of Directors makes independence determinations annually based on information supplied by Directors and other sources, and on the prior review and recommendation of the Nominating and Corporate Governance Committee of the Board of Directors.

   The Board’s Director independence determinations are guided by certain standards which are set forth in our Governance Principles and are consistent with New York Stock Exchange listing standards.
   Based on the Board’s Director independence guidelines, the Board has determined that all currently incumbent Directors and Director nominees are independent, except Mr. Karatz, our Chairman and Chief Executive Officer. In addition, the Board has determined that all Committees of the Board, except the Executive Committee, which does not regularly meet, are entirely composed of independent Directors within the meaning of New York Stock Exchange listing standards and Securities and Exchange Commission rules. The Executive Committee is comprised of Dr. Irani and Mr. Nogales, who are both independent, and Mr. Karatz.
Board Meetings, Membership and Attendance
   The Board held six meetings in our 2005 fiscal year. As of the date of this Proxy Statement, the Board has 12 members.
   All Directors are expected to attend our Annual Meetings. All Directors who were serving at the time attended the 2005 Annual Meeting, which was held on April 7, 2005.
   Each Director attended at least 75% of all Board meetings and of all meetings of the Committees on which he or she served in our 2005 fiscal year, except for Mr. Burkle, who was absent from two Board meetings, two meetings of the Nominating and Corporate Governance Committee and four meetings of the Audit and Compliance Committee.
Board Committees
   In our 2005 fiscal year, the Board had four committees: Audit and Compliance; Management Development and Compensation; Nominating and Corporate Governance and Executive. Each Committee assists the Board in fulfilling its responsibilities, as described below.
   The chart on page 7 shows the various Committees of the Board, the current members of those Committees, and the number of meetings each Committee held during the year.

			Management		Nominating and
	Audit and		Development and		Corporate
Name of Director	Compliance		Compensation		Governance		Executive

Independent Directors
Ronald W. Burkle	X				X
Timothy W. Finchem(a)	X				X
Dr. Ray R. Irani			X	*			X	*
Kenneth M. Jastrow, II					X
James A. Johnson			X		X	*†
J. Terrence Lanni			X		X
Melissa Lora	X
Michael G. McCaffery(b)	X	*			X
Leslie Moonves			X
Dr. Barry Munitz(c)			X		X
Luis G. Nogales	X		X				X
Employee Director
Bruce Karatz							X
Number of Meetings in Fiscal 2005	9	(d)	3		3		0

X = Member * = Chair † = Presiding Director

(a)	Mr. Finchem was appointed to the Board on May 11, 2005. Mr. Finchem’s first meeting as a member of the Nominating and Corporate Governance Committee was on October 6, 2005. Mr. Finchem was appointed to the Audit and Compliance Committee on December 8, 2005.

(b)	Mr. McCaffery was appointed Chair of the Audit and Compliance Committee on December 8, 2005.

(c)	Dr. Munitz served as Chair of the Audit and Compliance Committee during our 2005 fiscal year. He was appointed to the Nominating and Corporate Governance Committee on December 8, 2005.

(d)	Includes quarterly conference calls with management to review our earnings releases prior to their release.

   Audit and Compliance Committee. The Audit and Compliance Committee represents and assists the Board in fulfilling its responsibilities for oversight of our:

•	accounting and reporting practices, including the quality and integrity of our financial statements and reports;

•	internal control over financial reporting and disclosure controls and procedures;

•	audit process, including our independent registered public accounting firm’s qualifications, independence, retention, compensation and performance, and the performance of our internal audit department; and

•	compliance with legal and regulatory requirements and management of matters in which we have or may have material liability exposure.
   The Audit and Compliance Committee also oversees the preparation of a required report for inclusion in the annual proxy statement and is charged with the duties and responsibilities listed in its Charter.
   The Board has determined that each current member of the Audit and Compliance Committee is independent under our Governance Principles, New York Stock Exchange listing standards and Securities and Exchange Commission rules. The Board has also determined that each current member of the Audit and Compliance Committee is financially literate under New York Stock Exchange listing standards, and that Ms. Lora qualifies as an “audit committee financial expert” under Securities and Exchange Commission rules.
   The report of the Audit and Compliance Committee is included in this Proxy Statement on page 49 below. The Audit and Compliance Committee Charter is included with this Proxy Statement at Attachment B.
   Management Development and Compensation Committee. The Management Development and Compensation Committee represents and assists the Board in fulfilling its responsibilities for oversight of:

•	the compensation of corporate and division officers, including the determination of the nature and amount of awards to be granted under our employee compensation plans and the administration of our Chief Executive Officer’s employment agreement; and

•	our efforts to attract, develop and promote qualified executives.
   The Management Development and Compensation Committee also oversees the preparation of a required report on executive compensation for inclusion in the annual proxy statement and is charged with the duties and responsibilities listed in its Charter.
   In addition to being independent under our Governance Principles and New York Stock Exchange listing standards, the Board has determined that each current member of the Management Development and Compensation Committee is a “non-employee director” under Securities and Exchange Commission rules and an “outside director” under Section 162(m) of the Internal Revenue Code.
   No member of the Management Development and Compensation Committee was part of a “compensation committee interlock” during our 2005 fiscal year as described under Securities and Exchange Commission rules. In addition, none of our executive officers served as a director or member of the compensation committee of another entity that would constitute a “compensation committee interlock.”

   The report of the Management Development and Compensation Committee is included in this Proxy Statement beginning on page 33 below.
   Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee represents and assists the Board in fulfilling its responsibilities to:

•	shape and monitor the implementation of our governance policies and practices;

•	identify and investigate individuals qualified to become Board members, consistent with criteria approved by the Board, and recommend proposed nominees for Board membership;

•	assess the Board’s size, operations, structure, needs and effectiveness by, among other things, reviewing and making recommendations as to the membership, purpose and functions of Board Committees and overseeing the annual evaluation of the Board’s and its Committees’ respective performance; and

•	establish and from time to time adjust non-employee Director compensation and benefits in accordance with, among other things, the compensation guidelines set forth in our Governance Principles.
   The Nominating and Corporate Governance Committee also reviews and makes recommendations to the full Board on proposed changes to our certificate of incorporation and bylaws, periodically assesses and recommends action with respect to our stockholder rights plan and other stockholder protections, and is charged with the other duties and responsibilities listed in its Charter.
   The Board has determined that each member of the Nominating and Corporate Governance Committee is independent under our Governance Principles and New York Stock Exchange listing standards.
   Executive Committee. The Executive Committee provides Director oversight, and may act on the full Board’s behalf (except to the extent restricted by applicable law), between regular meetings of the Board to the extent necessary for us to operate efficiently. The Executive Committee typically acts only pursuant to authority specifically delegated to it by the full Board, and all actions taken by the Executive Committee between Board meetings are considered and ratified at the next regular meeting of the full Board. The Executive Committee did not meet in our 2005 fiscal year, but acted periodically by written consent.
Executive Sessions of Independent Directors
   The independent Directors meet in executive sessions without management present at least twice a year. Two executive sessions were held in the 2005 fiscal year. The Chair of the Nominating and Corporate Governance Committee, currently Mr. Johnson, serves as the Board’s Presiding Director and schedules and chairs the executive sessions. The Presiding Director performs other functions as the Board may direct. Any independent Director can request an additional executive session.
Communications with the Board
   You may write to the Board or to any of the independent Directors c/o our Corporate Secretary at KB Home, 10990 Wilshire Boulevard, Los Angeles, California 90024. The Corporate Secretary reviews all such written correspondence promptly upon receipt and will forward it, as the Corporate Secretary determines is appropriate, to a Committee Chair, individual Director and/or to the Presiding Director. Directors who receive such correspondence determine, individually or with other Direc-

tors and/or management, whether and how to respond.
Consideration of Director Candidates
   The Nominating and Corporate Governance Committee is responsible for identifying and evaluating Director candidates on the Board’s behalf. Director candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year.
   Stockholders may recommend a candidate for the Nominating and Corporate Governance Committee’s consideration by submitting the candidate’s name and qualifications to the Corporate Secretary at the address listed above under the heading “Communications with the Board.” Candidates recommended by stockholders will be evaluated in the same manner as candidates recommended by any other person.
Director Compensation
   Only non-employee Directors receive compensation for their Board and Committee service. Non-employee Directors are compensated on a “Director Year” basis, which is the period between Annual Meetings. Accordingly, the “2005 Director Year” commenced on April 7, 2005, the date of our 2005 Annual Meeting, and will conclude on April 6, 2006, the date of our 2006 Annual Meeting.
   Non-Employee Director Compensation. Non-employee Director compensation is currently provided under our Non-Employee Directors Stock Plan (the “Director Plan”).
   The Director Plan provides each non-employee Director with an annual cash retainer of $80,000 and an annual grant of 4,000 deferred “Stock Units.” Committee Chairs receive an additional grant of “Stock Units.”
   A “Stock Unit” is a contract right to receive a cash payment equal to the fair market value of a share of our Common Stock.
   Annual Retainer. Each non-employee Director may receive the annual cash retainer in quarterly installments of $20,000 paid out over the course of a Director Year.
   Under the Director Plan, each non-employee Director may elect to receive the annual cash retainer in Stock Units or in Stock Options. If a Director elects to receive the annual cash retainer in Stock Units, the Stock Units are granted at the beginning of a Director Year at a value of 120% of the cash value of the retainer on the day of grant.
   If a non-employee Director elects to receive Stock Options in lieu of the annual cash retainer, the Stock Options will have an exercise price equal to the closing price of our Common Stock on the New York Stock Exchange on the date of grant. The number of Stock Options granted is based on the closing price of our Common Stock on the date of grant and a Black-Scholes ratio of 25%.
   Stock Options granted under the Director Plan are fully vested when granted, but cannot be exercised until the earlier to occur of (a) the Director’s acquisition and continued ownership of at least 5,000 shares of our Common Stock or (b) the date the Director ceases to serve on our Board. These Stock Options have a term of fifteen years, although they must be exercised within one year of the date the Director ceases to serve on our Board.
   Annual Stock Unit Grant. Each non-employee Director receives an annual grant of 4,000 Stock Units at the beginning of each Director Year. A Director may elect to receive the annual Stock Unit grant in Stock Options, which will have an exercise price equal to the closing price of our Common Stock on the date of grant. The number of Stock Options granted is based on the closing price of our Common Stock on the New York Stock Exchange on the date of grant and a Black-Scholes ratio of 25%.
   Non-employee Directors are paid the equivalent of cash dividends on their Stock Units when cash dividends are paid on our Common Stock. The amount of these cash dividend equivalent payments is equal to the number of Stock Units held multiplied by the amount of the cash dividend paid on a share of our Common Stock. Stock Units are paid out in cash when a non-employee Director leaves the Board, and the amount paid is equal to the Stock Units held multiplied by the closing price of our Common Stock on the last business day before the payment date.
   Committee Chair Retainer. At the beginning of each Director Year, the Chair of the Audit and Compliance Committee receives an additional annual retainer of 1,000 Stock Units, and each Chair of the other Board Committees receives an annual retainer of 600 Stock Units. A Committee Chair may elect to receive the Chair Stock Unit grant in Stock Options as described above.
   Cash Election. Although the Director Plan provides the non-employee Directors with the option to receive payout of any Stock Units and Stock Options in shares of our Common Stock, in December 2005 all non-employee Directors elected to receive all payouts of such stock-based awards granted to them under the Director Plan in cash. Accordingly, if and when made, the cash payout of each outstanding Stock Option award under the Director Plan will be an amount equal to the difference between the closing price of the Common Stock on the last business day before the payment date and the exercise price of the Stock Option award.
   Directors Legacy Program. Under our Directors Legacy Program we will make a charitable donation on each Director’s behalf of up to $1,000,000. Each donation can be allocated to up to five qualifying institutions or organizations of the Director’s choice upon his or her death.
   To qualify to receive a donation, a recommended recipient must be an educational institution or charitable organization which can receive tax-deductible donations under the Internal Revenue Code.
   The Directors Legacy Program has no direct compensation value to Directors or their families because they do not receive any cash compensation or tax savings. Directors vest in the full donation in five equal annual installments of $200,000, and therefore must serve on the Board for five consecutive years to be able to donate the maximum amount.
   We fund the Directors Legacy Program through life insurance contracts we maintain on the lives of the participating Directors. The life insurance proceeds are expected to equal our cost to maintain the program.
Copies of Governance Principles, Ethics Policy and Board Committee Charters
   Copies of our Governance Principles, Ethics Policy and all Board Committee Charters can be viewed on and downloaded from our website at http://www.kbhome.com/investor/main. Stockholders may request free print copies of our Governance Principles, Ethics Policy and Board Committee Charters by writing to the Corporate Secretary at the address on page 9 above under the heading “Communications with the Board.”

Proposals to be Voted on
Proposal 1:
Election of Directors

    At the Annual Meeting, the Board of Directors will present as nominees and recommend to stockholders that Messrs. Karatz, Jastrow and McCaffery and Ms. Lora be elected as Class II Directors to serve for a three-year term ending at the 2009 Annual Meeting. Each nominee is currently a Director, is standing for re-election, has consented to being nominated and has agreed to serve as a Director if elected. Should any of these nominees become unable to serve as a Director prior to the Annual Meeting, the persons named on the enclosed Proxy Card will, unless otherwise directed, vote for the election of such other person as the Board of Directors may recommend in place of such nominee.
Vote Required
   The election of each Director nominee will require the affirmative vote of a plurality of shares of Common Stock present or represented at the Annual Meeting.
   Your Board recommends a vote FOR the election to the Board of each of the following nominees. A brief summary of each nominee’s principal occupation, recent professional experience and their directorships at other public companies, if any, is provided below.

Bruce Karatz, age 60, has been Chairman of the Company since 1993 and Chief Executive Officer since 1986. Mr. Karatz joined the Company’s predecessor in 1972, and from 1976 through 1980 was President of its French homebuilding subsidiary, Kaufman & Broad S.A. From 1980 until the formation of the Company in 1986, Mr. Karatz was President of Kaufman and Broad Development Group. Mr. Karatz is a director of Honeywell International Inc., Edison International, and Kaufman & Broad S.A. Mr. Karatz has been a Director of the Company since 1986.

Kenneth M. Jastrow, II, age 58, has been Chairman and Chief Executive Officer of Temple-Inland Inc. since 2000. Prior to that, Mr. Jastrow served as President and Chief Operating Officer in 1998 and 1999, Group Vice President from 1995 until 1998, and as Chief Financial Officer of Temple-Inland from November 1991 until 1999. Mr. Jastrow is also a director of MGIC Investment Corporation. He joined the Board of Directors in December 2001.

Melissa Lora, age 43, is the Chief Financial Officer of Taco Bell Corp., a position that she has held since 2001. Ms. Lora joined Taco Bell Corp. in 1987 and has held various positions throughout the company, most recently acting as Regional Vice President and General Manager from 1998 to 2000 for Taco Bell’s operations throughout the Northeastern United States. Ms. Lora joined the Board of Directors in April 2004.

Michael G. McCaffery, age 52, is President and Chief Executive Officer of the Stanford Management Company, which was established in 1991 to manage the $10.9 billion endowment of Stanford University’s financial and real estate investment assets. Previously, Mr. McCaffery was Chairman and Chief Executive Officer of Robertson Stephens Investment Bankers, a position he held since 1993. Mr. McCaffery is a director of Western Technology Ventures, The Investment Fund for Foundations, RS Investment Trust and is a member of the Advisory Board of Accel Ventures. Mr. McCaffery joined the Board of Directors in July 2003.

   Listed below are our other incumbent Directors and their respective principal occupations, business affiliations and other information for at least the past five years.

Ron Burkle, age 53, is the founder and managing partner of The Yucaipa Companies, a private investment firm based in Southern California. Yucaipa specializes in acquisitions, mergers and management of large retail, manufacturing and distribution companies. Mr. Burkle has served as Chairman of the Board and controlling shareholder of numerous companies including Alliance Entertainment, Dominick’s, Fred Meyer, Ralphs and Food4Less. He is currently a member of the board of Occidental Petroleum Corporation, Yahoo! Inc. and Kaufman & Broad S.A., the Company’s publicly-traded French subsidiary. He has been a Director of the Company since 1995 and his current term expires in 2007.

Timothy W. Finchem, age 58, has been Commissioner of the PGA TOUR since 1994. He joined the TOUR staff as Vice President of Business Affairs in 1987, and was promoted to Deputy Commissioner and Chief Operating Officer in 1989. Mr. Finchem served in the White House as Deputy Advisor to the President in the Office of Economic Affairs in 1978 and 1979, and in the 1980’s co-founded the National Marketing and Strategies Group in Washington, D.C. He joined the Company’s Board in May 2005 and his current term expires in 2008.

Dr. Ray R. Irani, age 71, is Chairman, President and Chief Executive Officer of Occidental Petroleum Corporation. He joined Occidental in 1983 as Chairman and Chief Executive Officer of Occidental Chemical Corporation, an Occidental subsidiary, and as Executive Vice President of Occidental. In 1984 he was elected to the Board of Directors of Occidental and was named President and Chief Operating Officer. He assumed the responsibilities of Chairman and Chief Executive Officer in 1990, and the additional position of President in 2005. Dr. Irani was Chairman of the Board of Directors of Canadian Occidental Petroleum Ltd., an Occidental affiliate, from 1987 to 1999. Dr. Irani is a director of Lyondell Chemical Company and Kaufman & Broad S.A., the Company’s publicly-traded French subsidiary. Dr. Irani has been a Director of the Company since 1992 and his current term expires in 2007.

James A. Johnson, age 62, has been Vice Chairman of Perseus LLC, a merchant banking and private equity firm, since 2001. In 2000, Mr. Johnson served as Chairman and Chief Executive Officer of Johnson Capital Partners, a private investment company. Mr. Johnson was employed by Fannie Mae from 1990 through 1999, where he served as Vice Chairman in 1990, Chairman and Chief Executive Officer from 1991 through 1998 and Chairman of the Executive Committee of the Board in 1999. He serves on the boards of Gannett, Inc., Target Corporation, UnitedHealth Group, The Goldman Sachs Group, Inc., and Temple-Inland Inc. Mr. Johnson has been a member of the Board of Directors since 1992 and his current term expires in 2008.

J. Terrence Lanni, age 63, has been Chairman of MGM MIRAGE since July 1995, and Chief Executive Officer from June 1995 to December 1999, and since March 2000. Before joining MGM MIRAGE, Mr. Lanni was President and Chief Operating Officer of Caesars World, Inc. from April 1981 to February 1995. Mr. Lanni has been a Director of the Company since 2003 and his current term expires in 2008.

Leslie Moonves, age 56, has been President and Chief Executive Officer, CBS Corporation since December 2005 when Viacom Inc. was split into two separate companies. From 2004 until the Viacom Inc. separation, Mr. Moonves served as Co-President and Co-Chief Operating Officer, Viacom Inc. and Chairman of CBS. He was elevated to the position of Chairman and Chief Executive Officer, CBS in 2003 with responsibility for UPN after serving as President and Chief Executive Officer, CBS Television since 1998. Mr. Moonves joined CBS in 1995 as President, CBS Entertainment. Prior to that, Mr. Moonves was President of Warner Bros. Television from 1993, when Warner Bros. and Lorimar Television combined operations. From 1989-1993, he was president of Lorimar Television. Mr. Moonves has served on the Board since 2004 and his current term expires in 2007.

Dr. Barry Munitz, age 64, was the President and Chief Executive Officer of the J. Paul Getty Trust from 1997 to 2006. From 1991 to 1997, Dr. Munitz was Chancellor of the California State University, the largest system of senior higher education in the United States. He is also a director of Sallie Mae. Dr. Munitz joined the Company’s Board of Directors in 1999 and his current term expires in 2008.

Luis G. Nogales, age 62, is the Managing Partner of Nogales Investors, LLC, a private equity investment firm. He was Chairman and Chief Executive Officer of Embarcadero Media, Inc. from 1992 to 1997, President of Univision Communications, Inc., from 1986 to 1988, and Chairman and Chief Executive Officer of United Press International from 1983 to 1986. He is a director of Edison International, Southern California Edison, Arbitron, and Kaufman & Broad S.A., the Company’s publicly-traded French subsidiary. Mr. Nogales has been a Director of the Company since 1995 and his current term expires in 2007.

Proposal 2:
Approval of an Amendment to the Amended Certificate of Incorporation of
KB Home to decrease the number of Authorized Shares of KB Home
Common Stock from 300,000,000 shares to 290,000,000 shares

    The Board of Directors proposes to amend our Amended Certificate of Incorporation to decrease the number of authorized shares of our Common Stock from 300,000,000 shares to 290,000,000 shares.
   This proposal fulfills a commitment we made in a March 17, 2005 letter to stockholders in connection with a proposal made at our 2005 Annual Meeting to increase the authorized shares of our Common Stock from 100,000,000 shares to 300,000,000 shares (the “2005 Proposal”). The primary purpose of the 2005 Proposal was to permit us to pursue a two-for-one stock split in the form of a stock dividend to stockholders and to provide us with sufficient authorized shares for other appropriate future corporate purposes, as described in the 2005 Proposal.
   If stockholders approved the 2005 Proposal, we committed to propose that stockholders authorize at this Annual Meeting the reduction of the number of authorized shares of our Common Stock to 290,000,000 shares. We also committed not to issue shares of our Common Stock that would cause the total number of outstanding shares to exceed 290,000,000 shares before the date of this Annual Meeting without first obtaining stockholder approval.
   Stockholders approved the 2005 Proposal and we effected a two-for-one stock split of our Common Stock in the form of a stock dividend on April 28, 2005. As of the filing date of this Proxy Statement, we have not issued shares of our Common Stock to cause the total number of outstanding shares to exceed 290,000,000 shares, and we do not intend to do so prior to the date of the Annual Meeting.
   In order to fulfill our commitment, the Board adopted the following proposed amendment to our Amended Certificate of Incorporation at its February 9, 2006 meeting, subject to stockholder approval, and declared the proposed amendment to be advisable:

RESOLVED, that the Amended Certificate of Incorporation of the Corporation be amended to decrease the authorized shares of Common Stock and for this purpose Paragraph (a) of Article Fourth thereof shall be struck out in its entirety and shall be replaced with the following new Paragraph (a) of Article Fourth:

FOURTH: (a) The total number of shares of stock which the Corporation shall have authority to issue is 325,000,000, consisting of 290,000,000 shares of Common Stock, par value $1.00 per share (the “Common Stock”), 25,000,000 shares of Special Common Stock, par value $1.00 per share (the “Special Common Stock”) and 10,000,000 shares of Preferred Stock, par value $1.00 per share (the “Preferred Stock”).
Current Capital Structure
   As of the February 14, 2006 record date 93,180,138 shares of our Common Stock were issued and outstanding, including 12,981,680 shares held by our Grantor Stock Ownership Trust and excluding 21,020,516 shares of Common

Stock held in treasury. There were 13,268,412 shares of Common Stock reserved for issuance upon exercise of outstanding stock options and stock options and stock awards that may be granted in the future under our equity compensation and incentive plans. Accordingly, there are 172,530,934 authorized shares of Common Stock currently available for issuance. There are no shares of Special Common Stock or Preferred Stock currently outstanding.
Impact of Proposed Amendment
   The proposed amendment would decrease the total number of authorized shares of our Common Stock by 10,000,000 shares. The proposed amendment would not change any of the current rights and privileges of our Common Stock or its par value. In addition, the proposed amendment would not in any way limit our ability to use the authorized shares of our Common Stock for appropriate future corporate purposes (which would not require further stockholder action or approval), including paying future stock dividends, raising capital through Common Stock offerings, funding future employee benefit plan obligations and issuing Common Stock in acquisitions or other strategic transactions.
   The proposed amendment would also not limit in any way our ability to use the authorized shares of our Common Stock to oppose hostile takeover attempts or to delay or prevent a change in control of us. We have no present intention to issue or use shares of our Common Stock for such purposes, and we are not currently aware of any takeover attempt or potential change of control.
   Based on the foregoing and our prior commitment, the Board believes it is desirable and in our and our stockholders’ best interests at this time to adopt the proposed amendment to reduce our authorized shares of Common Stock from 300,000,000 shares to 290,000,000 shares.
Vote Required
   Approval of the proposed amendment to our Amended Certificate of Incorporation requires an affirmative vote of a majority of all outstanding shares of our Common Stock.
   Your Board recommends a vote FOR the approval of the proposed amendment to our Amended Certificate of Incorporation.

Proposal 3:
Approval of the Amended and Restated KB Home 1999 Incentive Plan

    On February 9, 2006, the Board of Directors adopted the Amended and Restated KB Home 1999 Incentive Plan (the “Amended Plan”), subject to its approval by our stockholders. The Amended Plan amends and restates our existing KB Home 1999 Incentive Plan (the “1999 Plan”). The 1999 Plan has not previously been approved by our stockholders.
   The Amended Plan does not increase the number of shares of our Common Stock that are available for grant under the 1999 Plan and does not extend the original term of the 1999 Plan. If approved by stockholders, the Amended Plan would make the following material changes to the 1999 Plan:

•	it would reduce the cost of the 1999 Plan to our stockholders, as measured by the value of the equity transferred to employees through equity compensation awards (hereinafter, the “stockholder value transfer”), by:

◦	reducing the maximum stock option term from 15 to 10 years;

◦	prohibiting the grant of “reload” stock options (i.e., grants to replace shares tendered by participating employees (“participants”) in connection with stock option exercises);

◦	prohibiting the return of shares tendered by participants in connection with stock option exercises back into the reserve of shares available for grant under the Amended Plan (the “share reserve”);

◦	in the case of grants of restricted stock and other “full value awards,” reducing the Amended Plan’s share reserve by a factor of 1.25 to 1.00, rather than 1.00 to 1.00;

◦	imposing minimum vesting requirements for restricted stock awards;

◦	deducting from the share reserve all Stock Appreciation Rights (SARs) granted, not just net shares delivered; and

◦	prohibiting dividend equivalent payments from being attached to stock option awards or SARs.

•	restricting transfers of awards by participants to only family members or to participant or family trusts;

•	it would include executive officers as individuals eligible to receive awards; and

•	it would allow us to deduct for federal income tax purposes performance-based cash and equity compensation paid under the Amended Plan pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).
   The Amended Plan is being submitted to stockholders to comply with the stockholder approval requirements of the New York Stock Exchange with respect to equity compensation plans and to allow us to deduct for federal income tax purposes the performance-based cash and equity compensation that is paid under the Amended Plan pursuant to Section 162(m) of the Code.
   Generally, Section 162(m) allows us to deduct for federal income tax purposes a maximum of $1 million of the annual compensation paid to each of our Named Executive Officers (as defined below on page 30), excluding compensation that constitutes “qualified performance-based compensation.” “Qualified performance-based compensation” is compensation paid for the achievement of pre-established performance goals set by a committee of the Board of Directors pursuant to the terms of and the types of performance goals permitted under an incentive plan that has been approved by our stockholders. Unless certain conditions are met, the performance goals provided in the incentive plan must be approved by stockholders every 5 years.
   In prior years, we have paid “qualified performance-based compensation” under our Performance-Based Incentive Plan for Senior Management and our 2001 Stock Incentive Plan. However, the Section 162(m) performance goals under these plans were last approved by our stockholders in 2001, and cash and equity awards under these plans generally will not qualify as “qualified performance-based compensation” under Section 162(m) after the 2006 Annual Meeting.
   If stockholders do not approve the Amended Plan:

•	the 1999 Plan will continue in full force in accordance with its terms as they are now in effect, and

•	we will not be able to deduct for federal income tax purposes the payment of cash bonuses and certain types of equity compensation that would otherwise constitute “qualified performance-based compensation” under Section 162(m) of the Code.
   The following summary of the main features of the Amended Plan is qualified in its entirety by the complete text of the Amended Plan, which is included with this Proxy Statement at Attachment C.
Plan Summary
Term
   If approved by stockholders, the Amended Plan will become effective on the date of such approval (April 6, 2006, if approved on the scheduled date of the Annual Meeting) and will expire on April 2, 2009. No award may be made under the Amended Plan after its expiration date, but awards made prior thereto may extend beyond that date.
Administration
   The Amended Plan will be administered by the Management Development and Compensation Committee of the Board of Directors or a successor Board committee (the “Committee”), which will be comprised of at least two directors, each of whom qualifies as an “outside director” pursuant to Section 162(m) of the Code, a “non-employee director” pursuant to Rule 16b of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and an “independent director” under the rules of the New York Stock Exchange. In addition, the Board may at any time exercise any rights and duties of the Committee under the Amended Plan except with respect to matters which under Section 162(m) of the Code or Rule 16b-3 under the Exchange Act are required to be determined in the sole discretion of the Committee.
   The Committee will have full authority to interpret the Amended Plan and any award or agreement made under the Amended Plan and to establish rules for its administration. The Committee will have the authority to select the individuals who will participate in the Amended Plan, to determine the types of awards to be granted to each participant, to determine the number of awards to be granted and the number of shares to be covered by awards, to determine the terms and conditions of any award and to determine whether awards may be settled or exercised in cash, shares, other securities, other awards or other property, or canceled, forfeited or suspended. However, the Committee will not have the authority to accelerate the vesting or waive the forfeiture of any “performance-based awards” (as defined below under the heading “Awards”).
Eligibility
   Awards may be made under the Amended Plan to any person who is an employee. As of January 31, 2006, we had approximately 6,700 employees.
Shares Available for Grant and Limitation on Awards
   The shares of Common Stock available for grant pursuant to the Amended Plan will include any shares that are available or may become available for grant under the 1999 Plan as of the date of stockholder approval of the Amended Plan. Such shares may be authorized and unissued shares or shares we purchase in the open market or otherwise.
   The Amended Plan’s share reserve will be reduced by 1.25 shares (compared to 1.00 shares under the 1999 Plan) for each share granted pursuant to any full value award (e.g., a grant of restricted stock), thus lowering the stockholder value transfer cost of the Amended Plan relative to the 1999 Plan. The Amended Plan’s share reserve will be reduced by 1.00 share for each share granted pursuant to any stock option or stock appreciation right award.
   To the extent that an award terminates, expires or lapses for any reason, or is settled in cash, the shares subject to the award may again be available for new grants under the Amended Plan. Unlike the 1999 Plan, however, the Amended Plan prohibits shares tendered or withheld to satisfy the grant or exercise price of or income tax withholding obligation pursuant to an award from being available for a subsequent grant under the Amended Plan. This feature reduces the stockholder value transfer cost of the Amended Plan relative to the 1999 Plan, which contains no such prohibition.
   The number of shares available for grant pursuant to the Amended Plan will be appropriately adjusted by the Committee in connection with certain changes to our capital structure, including a stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off or recapitalization.
   The maximum number of shares that may be granted pursuant to one or more awards to a participant pursuant to the Amended Plan during any fiscal year will generally be 1,000,000. The maximum amount of cash compensation payable pursuant to one or more awards under the Amended Plan in any fiscal year to any individual other than the Chief Executive Officer may not exceed $3 million; cash awards to the Chief Executive Officer may not exceed $5 million in any fiscal year.
Awards
   The 1999 Plan provides for the grant of non-qualified stock options, performance stock, restricted stock and stock unit awards. The Amended Plan enables us to also grant cash bonuses, incentive stock options, stock appreciation rights and other stock-based awards. In addition, the Amended Plan allows the Committee to qualify awards other than options as “qualified performance-based compensation” under Section 162(m) of the Code (such awards are hereinafter referred to as “performance-based awards” and are described below under the heading “Performance-Based Compensation”). The Committee will have the authority to cancel any award in consideration of a cash payment or alternative award equal in value to the fair market value of the canceled award, subject to certain prohibitions contain in the Amended Plan.

   Each award granted under the Amended Plan will be evidenced by an award agreement that will specify the terms and conditions of such award. No determination has been made as to the types or amounts of awards that will be granted to employees pursuant to the Amended Plan.
Cash Bonuses
   Unlike the 1999 Plan, the Amended Plan authorizes the Committee to award cash bonuses that will be contingent on the attainment of performance goals established by the Committee relating to performance criteria for a specified date(s) or period(s) determined by the Committee. Any cash bonus paid to a “covered employee” within the meaning of Section 162(m) of the Code will be a performance-based award intended to qualify under Section 162(m).
Stock Options
   Stock options, including “incentive stock options,” as defined under Section 422 of the Code, and nonqualified stock options that do not qualify for special income tax treatment, may be granted pursuant to the Amended Plan. The exercise price of all stock options granted pursuant to the Amended Plan will not be less than 100% of the fair market value of a share on the date of grant. The Committee will determine the methods by which stock options may be exercised.
   The maximum term of a stock option award under the Amended Plan is 10 years, which is lower than the 15 year maximum term permitted under the 1999 Plan. Reduction of the maximum stock option award term from 15 years to 10 years reduces the Amended Plan’s stockholder value transfer cost relative to the 1999 Plan.
   With certain exceptions, incentive stock options generally may be exercised only by the optionee. No incentive stock option may be granted to any participant who owns more than 10% of all classes of shares as of the date of grant unless the exercise price is at least 110% of the fair market value at the time of grant and the option is exercisable for no more than 5 years from the date of grant.
   With respect to stock option awards, unlike the 1999 Plan,

•	the Amended Plan’s definition of “fair market value” refers to objectively determinable information (e.g., the closing price of a share of our Common Stock as reported in the Wall Street Journal);

•	the Amended Plan prohibits the attachment of dividend equivalent payments to such awards;

•	the Amended Plan prohibits participants from paying the exercise price of an option with a loan from us or with a loan arranged by us in violation of Section 13(k) of the Exchange Act; and

•	the Amended Plan prohibits the Committee from granting “reload” options to any participant to replace shares tendered in connection with the exercise of a stock option.
Stock Appreciation Rights
   A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of a share of Common Stock on the date the right is exercised over the fair market value of a share of Common Stock on the date the right is granted, subject to any limitations the Committee may impose and any applicable income tax withholding. Payment of such amount may be made in cash, in shares or a combination of both, as determined by the Committee. The Amended Plan prohibits the attachment of dividend equivalent payments to stock appreciation right awards.

Restricted Stock
   A restricted stock award is the grant of shares that is nontransferable and may be subject to substantial risk of forfeiture until specific conditions are met. The restrictions will lapse in accordance with a schedule or other conditions determined by the Committee. Unlike the 1999 Plan, the Amended Plan imposes a minimum vesting requirement under which restrictions on shares of a restricted stock award generally will lapse in three equal annual installments from the date of grant, unless the lapsing of the restrictions is tied to our performance (or the performance of one or more of our business units), in which case the Committee may determine to have the restrictions lapse after 1 year from the date of grant. The imposition of minimum vesting requirements on restricted stock grants reduces the stockholder value transfer cost of the Amended Plan relative to the 1999 Plan, which does not impose any minimum vesting requirement. Except as otherwise determined by the Committee, upon termination of a participant’s employment, restricted stock held by the participant that is at that time subject to restrictions generally will be forfeited.
Other Stock-Based Awards
   The Committee will have the authority to grant awards that are not described above and that are related to shares of our Common Stock. These other stock-based awards may include performance shares and stock units. Performance shares will be denominated in a number of shares of our Common Stock and may be linked to performance criteria on a specified date(s) or period(s) of time as determined by the Committee. Stock units will be valued, in whole or in part, based on the fair market value of our Common Stock on the date of grant, and each stock unit will consist of a bookkeeping entry representing an amount equivalent to the fair market value of one share of our Common Stock. Payments with respect to these other stock-based awards will be made in cash, shares of our Common Stock or a combination of both, as determined by the Committee.
   These other stock-based awards will generally only be exercisable or payable while the participant is an employee.
Performance-Based Compensation
   Unlike the 1999 Plan, the Amended Plan provides that the Committee may grant cash bonuses, stock appreciation rights, restricted stock, performance shares, stock units and other stock-based awards to employees who are or may be “covered employees” within the meaning of Section 162(m) of the Code that are intended to qualify as performance-based awards. Generally, a participant who is or who may be a “covered employee” may only receive payment for a performance-based award if such participant is employed by us on the date of payment and if the performance goals for the applicable performance period are achieved. These performance goals must be based on one or more of the following performance criteria: economic value-added, sales or revenue, net income (either before or after interest, taxes, depreciation and amortization), operating earnings, cash flow, cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, return on investments, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share, market share, unit volume, net sales and service quality. These performance criteria may be measured in absolute terms or as compared to any incremental change or as compared to results of a peer group.
   With regard to a particular performance period, the Committee will have the discretion to select the length of the performance period, designate covered employees, select the performance criteria applicable to the performance period, establish the performance goals and amounts of such awards, and specify the relationship between the performance criteria and the performance goals and the amounts of such awards to be earned by each covered employee. The Committee may reduce or eliminate (but not increase) the amount payable under an award at a given level of performance.
Change of Ownership
   Except as otherwise provided in any applicable award agreement or other written agreement between us and a participant, if a change of ownership (as defined in the Amended Plan) occurs and a participant’s awards are not converted, assumed or replaced by a successor entity, then immediately prior to the change of ownership, such awards will become fully exercisable and all forfeiture restrictions on such awards will lapse.
Transferability of Awards
   Generally, awards granted under the Amended Plan may not be transferred or encumbered by a participant, other than by will or the laws of descent and distribution and except by gift or a domestic relations order to members of the participant’s family or to trusts or other entities whose beneficiaries or beneficial owners are the participant or members of the participant’s family, without the approval of our stockholders.
Amendment
   The Committee, subject to approval of the Board, may terminate, amend or modify the Amended Plan at any time. However, stockholder approval will be sought:

•	to the extent necessary and desirable to comply with any applicable law, regulation or securities exchange rule; and

•	for any amendment to the Amended Plan that:

◦	increases the number of shares available under the Amended Plan (other than any adjustment permitted by the Amended Plan in connection with certain changes to our capital structure);

◦	permits the Committee to grant stock options with an exercise price that is below fair market value on the date of grant;

◦	permits the Committee to extend the exercise period for an option beyond 10 years from the date of grant; or

◦	expands the class of persons who are eligible to participate in the Amended Plan.
   In addition, unlike the 1999 Plan, the Amended Plan:

•	prohibits any amendment of a stock option to reduce the per share exercise price below the per share exercise price as of the date of grant;

•	except to the extent permitted in connection with certain changes to our capital structure, prohibits the granting of a stock option award in exchange for, or in connection with, the cancellation or surrender of a stock option having a higher per share exercise price; and

•	provides that if the Committee determines that any award may be subject to Section 409A of the Code and related Department of Treasury guidance, the Committee may take any actions that it deems necessary to exempt the award from Section 409A or to comply with the requirements of Section 409A.

Federal Income Tax Consequences
    The following summarizes in brief the principal United States federal income tax consequences under current federal income tax laws related to awards under the Amended Plan. This summary does not purport to be a complete analysis of all of the potential tax effects of the Amended Plan. This summary is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. No information is provided with respect to foreign, state or local tax laws, or estate and gift tax considerations.
Tax Deductibility and Section 162(m) of the Code
   Subject to stockholder approval, the Amended Plan provides that certain awards may qualify for the “qualified performance-based compensation” exception to the $1 million annual deductibility limit of Section 162(m).
Cash
   The amount of cash received by a participant is required to be recognized by such participant as ordinary income subject to income tax withholding and we will generally be allowed a deduction of that amount, subject to the limitations of Section 162(m) of the Code with respect to covered employees.
Stock Options
   Nonqualified stock options. A participant receiving a nonqualified stock option does not recognize taxable income upon grant. When the nonqualified stock option is exercised, the participant will recognize ordinary income equal to the difference between the fair market value on the exercise date and the exercise price. We will receive a deduction equal to the amount of ordinary income recognized by the participant. The participant’s basis in the shares acquired upon exercise of an option is equal to their exercise price plus the ordinary income recognized upon exercise. Upon subsequent disposition of the shares, the participant will recognize capital gain or loss, which will be short-term or long-term, depending upon the length of time the shares were held since the date the nonqualified stock option was exercised.
   Incentive stock options. A participant receiving an incentive stock option will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one which does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will apply.
Restricted Stock
   No taxable income generally is realized by a participant and no deduction generally is available to us upon the grant of shares of restricted stock, which are not transferable and are subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code. Upon the lapse of either of such restrictions, the excess of the fair market value of such stock at such time over the amount paid for such stock, if any, will be ordinary income to the participant subject to income tax withholding and we will generally be allowed a deduction at that time, subject to the limitations of Section 162(m) of the Code with respect to covered employees.
   If the participant so elects under Section 83(b) within 30 days of a grant of restricted stock, the excess of the fair market value of such stock at such time over the amount paid for such stock, if any, will be ordinary income to the participant subject to income tax withholding and we will generally be allowed a deduction at that time. If the participant subsequently forfeits the restricted stock, any loss realized by the participant will be a capital loss and will be limited to the amount, if any, paid for the stock. There would be no additional tax consequences to either the participant or us upon the lapse of restrictions with respect to such stock.
Other Awards
   The current federal income tax consequences of other awards authorized under the Amended Plan generally follow certain basic patterns: stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified stock options; the fair market value of any shares of Common Stock or other property a participant receives in connection with performance shares, stock units or other stock-based awards are includible in income in the year received or made available to the participant without substantial limitations or restrictions. In each of the foregoing cases, we will generally be allowed a corresponding deduction at the time the participant recognizes income, subject to the limitations of Section 162(m) of the Code with respect to covered employees.
Other Tax Considerations
   Awards that are granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to excess parachute payments within the meaning of Section 280G of the Code to the extent that such payments, when aggregated with other payments subject to Section 280G of the Code, exceed the limitations contained in that provision. Such excess parachute payments are not deductible by us and are subject to an excise tax of 20 percent payable by the recipient.
Additional Information
    As of February 14, 2006, we have 2,475,074 shares remaining available for grant under the 1999 Plan and, if approved, the Amended Plan (subject to any grants made under the 1999 Plan in the ordinary course prior to the date of stockholder approval).
Vote Required
    Approval of the Amended and Restated KB Home 1999 Incentive Plan requires the affirmative vote of the majority of shares of Common Stock present or represented, and entitled to vote thereon, at the Annual Meeting.
   Your Board recommends a vote FOR the approval of the Amended and Restated KB Home 1999 Incentive Plan.

Proposal: 4
Ratification of Independent Auditors

    The Audit and Compliance Committee of the Board of Directors has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending November 30, 2006. During fiscal year 2005, Ernst & Young LLP served as our independent registered public accounting firm and also provided certain other audit related services. See “Independent Auditor Fees and Services” on page 50 below. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting, be available to respond to appropriate questions and, if they desire, to make a statement.
   Although not required by our charter or bylaws, we are seeking stockholder ratification of Ernst & Young LLP as our independent registered public accounting firm. We are doing so, as we have done in prior years, because we believe it is a matter of good corporate governance. If the stockholders do not ratify the appointment, the Audit and Compliance Committee will reconsider whether to retain Ernst & Young LLP, but still may retain them. Even if the appointment is ratified, the Audit and Compliance Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in our and our stockholders’ best interests.
Vote Required
   Approval of the ratification of the appointment of Ernst & Young LLP as our independent public accounting firm for the fiscal year ending November 30, 2006 requires the affirmative vote of the majority of shares of Common Stock present or represented, and entitled to vote thereon, at the Annual Meeting.
   Your Board recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending November 30, 2006.

Beneficial Ownership of KB Home Stock

Directors and Management
   The following table lists, as of February 14, 2006, the beneficial ownership of our Common Stock by each Director, each Director nominee and each of the executive officers named in the Summary Compensation Table (the “Named Executive Officers”) individually, and by all Directors and executive officers as a group. Except as stated in footnote (d) below, beneficial ownership is direct and the person indicated has sole voting and investment power over his or her shares. No Director, Director nominee or executive officer owns more than 1.0% of our Common Stock, other than Mr. Karatz, who owns approximately 4.4%, and Jeffrey T. Mezger, who owns approximately 1.8%. As a group, all of our Directors, Director nominees and executive officers own in the aggregate approximately 8.6% of our Common Stock.

Amount and Nature of
Name of Beneficial Owner	Beneficial Ownership(a – d)

Ronald W. Burkle	1,000
Timothy W. Finchem	0
Dr. Ray R. Irani	24,000
Kenneth M. Jastrow, II	0
James A. Johnson	0
Bruce Karatz	4,102,637
J. Terrence Lanni	0
Melissa Lora	2,027
Michael G. McCaffery	0
Leslie Moonves	0
Dr. Barry Munitz	4,000
Luis G. Nogales	7,400
Jeffrey T. Mezger	1,692,158
Robert Freed	137,711
Jay Moss	204,828
James D. Widner	96,775
All Directors, Director nominees and executive officers as a group (27 people)	8,006,263

(a)	Based on elections made in December 2005, the non-employee Directors will receive cash payouts for all Stock Option and Stock Unit awards granted to them under the Director Plan, as described on pages 10-11 above. As of February 14, 2006, the non-employee Directors held aggregate Stock Option and Stock Unit awards in the following amounts: Mr. Burkle 154,212; Mr. Finchem 1,712;
Dr. Irani 90,184; Mr. Jastrow 25,468; Mr. Johnson 169,378; Mr. Lanni 13,962; Ms. Lora 11,998; Mr. McCaffery 30,438; Mr. Moonves 11,998; Dr. Munitz 30,604; and Mr. Nogales 47,096.

(b)	Included are shares of Common Stock subject to acquisition within 60 days of February 14, 2006 through the exercise of stock options granted under our employee benefit plans in the following amounts: Mr. Karatz 2,201,451; Mr. Mezger 1,262,607; Mr. Moss 67,400; Mr. Freed 32,866; Mr. Widner 41,534; and all executive officers as a group 4,597,919.

(c)	Included are awards of shares of restricted Common Stock in the following amounts: Mr. Karatz 1,673,282; Mr. Mezger 248,451; Mr. Moss 86,920; Mr. Freed 72,293; Mr. Widner 37,421; and all executive officers as a group 2,256,659.

(d)	Included are beneficially owned shares of Common Stock held in certain trusts as follows: Mr. Karatz holds all of the Common Stock he beneficially owns in a trust of which he is the sole trustee and sole beneficiary and over which he exercises sole voting and investment power; Ms. Lora holds 2,027 shares of our Common Stock in a trust in which she and her spouse are trustees and sole beneficiaries and over which they jointly exercise voting and investment power; Mr. Moss holds all of the Common Stock he beneficially owns in a trust of which he is the sole trustee and sole beneficiary and over which he exercises sole voting and investment power; Mr. Widner holds all of the Common Stock he beneficially owns in a trust of which he is the sole trustee and sole beneficiary and over which he exercises sole voting and investment power.
Beneficial Owners of More Than 5 Percent
   Except as stated in the footnotes, the information below shows each person or entity known to us as of February 14, 2006 to be the beneficial owner of more than 5 percent of our Common Stock:

	Amount and Nature	Percent
	of Beneficial	of
Name and Address of Beneficial Owner	Ownership (a – c)	Class

KB Home Grantor Stock Ownership Trust,	12,981,680	14.0%
Wachovia Bank, N.A., as Trustee, Institutional Trust and Retirement Services 101 North Main Street Winston-Salem, North Carolina 27150
FMR Corp.	10,333,548	11.1%
82 Devonshire Street Boston, Massachusetts 02109
Marsico Capital Management, LLC	6,429,687	6.9%
1200 17th Street, Suite 1600 Denver, Colorado 80202

(a)	The KB Home Grantor Stock Ownership Trust, Wachovia Bank, N.A., as Trustee (the “GSOT”) holds all of the shares reported above pursuant to a trust agreement in connection with the prefunding of certain of our obligations to employees under our employee benefit plans. Both the GSOT and the Trustee disclaim beneficial ownership of the shares reported. The Trustee has no discretion over the manner in which the shares held by the GSOT are voted. The trust agreement for the GSOT provides that, as of any given record date, employees who hold unexercised options under our employee equity compensation plans will determine the manner in which shares of our Common Stock held in the GSOT are voted.

The Trustee will vote the shares of our Common Stock held in the GSOT in the manner directed by those eligible employees who submit voting instructions for the shares. The number of shares as to which any one employee can direct the vote is determined on a pro-rata basis and will depend upon how many employees submit voting instructions to the Trustee. Employees who are also Directors are excluded from voting; accordingly, Mr. Karatz may not direct the vote of any shares in the GSOT. If all eligible employees submit voting instructions to the Trustee, as of the February 14, 2006 record date, the other Named Executive Officers will have the right to vote the following share amounts (which, for each eligible Named Executive Officer, include both the stock options reported above in the “Directors and Management” table and stock options granted to them under our employee benefit plans that do not vest within 60 days of February 14, 2006): Mr. Mezger 1,545,606; Mr. Moss 103,266; Mr. Freed 68,732; Mr. Widner 63,800; and all executive officers as a group 3,214,018. If less than all of the eligible employees submit voting instructions, then the foregoing amounts will be higher. The trust agreement further provides that all voting instructions received by the Trustee will be held in confidence and will not be disclosed to any person, including to us.

(b)	Pursuant to the amendment to Schedule 13G dated February 14, 2006 filed with the Securities and Exchange Commission by FMR Corp., 7,667,930 of the shares reported are beneficially owned by Fidelity Management & Research Company, an investment adviser and a wholly-owned subsidiary of FMR Corp., as a result of acting as investment adviser to various investment companies (collectively, the “Fidelity Funds”). With respect to these shares, FMR Corp., Mr. Edward C. Johnson 3d and each of the Fidelity Funds exercise investment power and the Fidelity Funds’ Boards of Trustees exercises voting power. Of the shares reported, 653,818 shares are beneficially owned by Fidelity Management Trust Company, a bank and a wholly owned subsidiary of FMR Corp., as to which each of Mr. Johnson and FMR Corp., through its control of Fidelity Management Trust Company, has investment and voting power. Of the shares reported, 620 shares are beneficially owned by Strategic Advisors, Inc., an investment advisor and wholly owned subsidiary of FMR Corp. The remaining 2,011,180 shares reported are beneficially owned by Fidelity International Limited, an investment adviser and an entity independent of FMR Corp., as to which shares Fidelity International Limited exercises sole investment and voting power.

(c)	Pursuant to the Schedule 13G dated February 13, 2006 filed with the Securities and Exchange Commission by Marsico Capital Management, LLC, an investment advisor, Marsico Capital Management, LLC, reporting its beneficial ownership as of December 31, 2005. Of the shares reported, Marsico Capital Management, LLC exercises sole voting power with respect to 5,398,927 of the shares reported.

Management Development And Compensation
Committee Report on Executive Compensation

Compensation Philosophy and Objectives
   The Management Development and Compensation Committee of the Company’s Board of Directors oversees the Company’s executive compensation programs. The Company designs its executive compensation programs around five key principles, which together comprise the Company’s executive compensation philosophy:

•	closely link executive compensation to the creation of stockholder value;

•	promote stock ownership by executives to directly align their interests with stockholder interests;

•	reward contributions that further the Company’s KBnxt business model (as described in our 2005 Annual Report on Form 10-K) by linking individual performance goals and compensation measures to the achievement of specific business objectives;

•	balance compensation elements to encourage the achievement of both short-term business plans and long-term strategic objectives with a focus on total compensation; and

•	attract, retain and motivate executives of the highest quality.
   The Company and the Committee continually analyze the annual and long-term components of the Company’s executive compensation programs to adhere to the foregoing compensation philosophy, to focus on total compensation and to ensure competitiveness with peer companies.
   Annual compensation for each Company executive is composed of base salary and incentive compensation. Annual incentive compensation is based on the pretax, pre-incentive profit of the Company (or of a particular business unit) and/or individual job performance. As such, the overall amount of annual compensation paid to an executive depends on the extent to which the executive and the Company achieve specific performance requirements established at the beginning of the fiscal year. Performance against these requirements is analyzed to ensure that the results achieved are sustainable and that the KBnxt business model is being followed.
   Long-term compensation is comprised of the Company’s Unit Performance Program and equity awards, consisting of stock options and shares of restricted stock. Equity awards are granted based on individual performance results and build value for each executive grantee in step with improved performance of the Company’s Common Stock. Performance Unit awards track the Company’s cumulative earnings per share and the Company’s (or a particular business unit’s) average pretax return on investment over three year periods.
   These components of the Company’s executive compensation programs, which are further described below, reflect and support the Company’s overall compensation philosophy by linking the majority of executives’ compensation to the achievement of balanced short-term and long-term Company and individual performance goals. Accordingly, the Committee believes that the Company’s executive compensation programs serve to motivate the Company’s executives to continually enhance stockholder value in a manner that maintains close alignment of their interests with the interests of the Company’s stockholders.

   In fiscal year 2005, the Company achieved significant increases in unit deliveries, total revenues, and diluted earnings per share. Unit deliveries rose 17% from the prior fiscal year, to 37,140, while total revenues increased 34% to $9.44 billion. Diluted earnings per share increased 67% to $9.53, establishing a new Company record. Pretax income in 2005 was $1.30 billion, up 81% from 2004. The Company’s stock appreciated by 59% in 2005, exceeding the S&P 500, the S&P homebuilding and the Dow Jones home construction indices for the year. Because of the Company’s focus on linking executive compensation to Company performance and the creation of stockholder value, the compensation the Company paid to its executives in fiscal year 2005 reflects the Company’s strong fiscal year 2005 results.
Compensation in Fiscal Year 2005
   The following generally describes how the Company compensated its executive officers and, in particular, the Named Executive Officers, in fiscal year 2005. Please see the tables under “Executive Compensation” on pages 43-47 for a detailed presentation of the compensation earned by the Named Executive Officers in fiscal year 2005.
   Base Salaries. Base salaries are compensation for an executive’s ongoing contribution to the performance of the business unit or units for which he or she is responsible. In keeping with the Company’s compensation philosophy to attract and retain executives of the highest quality, executive base salaries are targeted to be competitive with average base salaries paid to executives with comparable responsibilities at peer companies. In this regard, the Committee reviews analyses by the Company’s Compensation Department and by outside consultants to ensure that base salaries remain competitive.
   The Committee adjusts executive base salaries based on its assessment of each executive’s contribution to the Company’s business and the Company’s overall budgetary guidelines for base salary increases. In fiscal year 2005, individual base salary increases for the Named Executive Officers were determined by individual performance and contribution levels and averaged 3.8%, excluding promotional increases. Base salary increases for the Named Executive Officers were consistent with the foregoing base salary principles and Company-wide increases in base salaries.
   Annual Incentive Awards. Annual incentive awards are intended to reward executives for improved short-term performance as measured against specific performance criteria relative to their respective businesses or the Company’s overall business results. The Company establishes performance criteria at the beginning of the fiscal year and, consistent with the key elements of the Company’s KBnxt operational business model, include performance in pretax profit, pretax return on investment, unit deliveries, unit backlog, community count, customer satisfaction metrics (e.g., J.D. Power rankings) and other performance hurdles specific to an executive’s responsibilities.
   Beginning in 2003, to promote executive stock ownership and to further motivate executives to improve the Company’s performance on a longer term basis in line with stockholders’ interests, the Company introduced caps on the amount of annual cash compensation paid to certain executives, including each of the Named Executive Officers, and incentive amounts earned in excess of the caps are paid in restricted stock. For fiscal year 2005, maximum cash values for annual incentive awards were set at $5,000,000 for the Chief Executive Officer (pursuant to his Employment Agreement), $2,500,000 for the Chief Operating Officer and $1,250,000 for Regional General Managers. Restricted stock grants paid to the Named Executive Officers for annual incentive awards are reflected in the table entitled “Summary Compensation Table” on pages 43-44.
   Long-Term Incentive Compensation. Long-term incentive compensation is generally awarded in the form of stock option grants, restricted stock, and performance units. Stock option grants and restricted stock awards are intended to promote stock ownership by Company executives as well as to motivate executives to enhance the Company’s long-term stockholder value. Performance units are intended to motivate senior management to improve the Company’s current and future performance by providing incentives tied to specified long-term performance objectives of the Company.
   As shown in the table entitled “Option/SAR Grants in Last Fiscal Year” on page 45, stock option grants were made in fiscal year 2005 to each of the Named Executive Officers. Continuing a practice begun in 2003, executives received a portion of their equity awards in shares of restricted stock to encourage direct share ownership by executives and to provide an additional retention incentive for members of the executive team. Prior to 2003, long-term equity awards consisted solely of stock option grants. The Named Executive Officers’ stock option and restricted stock grants are reflected in the table entitled “Summary Compensation Table” on pages 43-44.
   In fiscal year 2005, the Committee also made awards of Performance Units under the Unit Performance Program, which was first implemented in 1996. Participants in the Unit Performance Program include all executive officers and certain other members of senior management.
   The value of Performance Units awarded under the Unit Performance Program is determined over the three-year period that the Performance Units are outstanding by (1) the Company’s cumulative earnings per share and (2) the average pretax return on investment of the specific operations for which the participating executive is responsible. The weighting of both factors, as well as the individual performance targets for each executive, are established on an annual basis by the Committee. For all Performance Units awarded to corporate-based executives in 2005, diluted earnings per share will determine 75% of the value of the award and pretax return on investment will determine 25% of the value of the award. For awards to division-based executives, diluted earnings per share will determine 50% of the value of the award and pretax return on investment will determine 50% of the value of the award. Performance Unit payouts, if any, may be paid in cash, stock or stock equivalents, at the discretion of Company management. Please see “Long-Term Incentive Plans — Awards in Last Fiscal Year” on pages 46-47 for the Performance Units granted to each Named Executive Officer in fiscal year 2005.
   The value of Performance Units awarded under the Unit Performance Program is realized, if at all, three years after the date of award. Performance Units awarded at the end of fiscal year 2002 were paid out in cash based on results measured through the end of fiscal year 2005. Please see the table entitled “Summary Compensation Table” on pages 43-44 for the value of the awards paid to each of the Named Executive Officers upon the vesting of their Performance Units in fiscal year 2005.
   Stock Ownership Guidelines. In 1998, the Committee adopted an executive stock ownership policy designed to further the Company’s strategy of closely aligning the interests of management and stockholders. The policy requires the Named Executive Officers, as well as all other senior corporate and divisional managers, to achieve specified ownership levels of the Company’s Common Stock. The policy has been updated from time to time since its adoption. Current targets are ownership of stock with a value equal to five times base salary for all participants except Mr. Karatz and Mr. Mezger. The target for Mr. Karatz is 15 times his base salary and the target for Mr. Mezger is 10 times his base salary. The amount of our Common Stock currently owned by each of our Named Executive Officers far exceeds their respective ownership guidelines.
   Compensation of Chief Executive Officer in Fiscal Year 2005. In keeping with the Company’s compensation objectives, Mr. Karatz’s compensation is largely driven by cash and stock-based incentives that are directly tied to the Company’s financial performance. Mr. Karatz entered into an Employment Agreement with the Company in 1995 for a term of six years. In 2001, the Board of Directors amended and restated the 1995 agreement and extended the term for an additional seven years, until December 31, 2008. The amended and restated Employment Agreement provides that the Board of Directors may, in its discretion, increase or decrease Mr. Karatz’s base salary from time to time, provided that any decrease does not fall below $900,000. In January 2005, Mr. Karatz’s base salary was increased to $1,100,000.
   Mr. Karatz also received an annual incentive bonus of cash and restricted stock for fiscal year 2005, the amount of which was determined by formulas in his Employment Agreement that are based on the Company’s pretax, pre-incentive profit and the achievement of specific performance hurdles. Mr. Karatz’s Employment Agreement specifies a $5,000,000 limit on the amount of his bonus that may be paid in cash. For fiscal year 2005, Mr. Karatz earned $24,056,696 over this cap. Accordingly, in lieu of a cash payment for this amount, Mr. Karatz received an award of 344,800 shares of restricted stock. Per his Employment Agreement, the number of shares awarded was determined by the market price of the Company’s Common Stock on November 30, 2005.
   In fiscal year 2005, the incentive compensation paid to Mr. Karatz under his Employment Agreement was made under and subject to the limitations set forth in the Company’s 2001 Stock Incentive Plan, which has been approved by the Company’s stockholders and is designed to qualify incentive compensation in excess of $1,000,000 paid to the Named Executive Officers for a tax deduction under Section 162(m) of the Internal Revenue Code.
   Under his Employment Agreement, Mr. Karatz is also entitled to receive benefits afforded to other executives of the Company. In fiscal year 2005, Mr. Karatz received a discretionary award of 1,000 Performance Units under the Unit Performance Program in accordance with the principles described above. He also received an award of 250,000 options and 60,000 shares of restricted stock in October 2005, representing his annual discretionary grant for fiscal 2006. Mr. Karatz also participates in the KB Home Retirement Plan and the KB Home Death Benefit Only Plan.
Policy on Deductibility of Compensation
   The Company intends to comply with the requirements of Section 162(m) of the Internal Revenue Code with respect to maintaining federal tax deductibility for all executive compensation, except in circumstances when the Management Development and Compensation Committee believes that such compliance would not be in the best interests of the Company or its stockholders. The Company believes that all executive officer compensation paid in 2005 met the deductibility requirements of Section 162(m).

   This report is respectfully submitted by the members of the Committee:
Dr. Ray R. Irani, Chairman
Mr. James A. Johnson
Mr. J. Terrence Lanni
Mr. Leslie Moonves
Dr. Barry Munitz
Mr. Luis G. Nogales

KB HOME
Common Stock Price Performance

    The graph below compares the cumulative total return of KB Home Common Stock, the S&P Homebuilding Index, the Dow Jones Home Construction Index, and the S&P 500 Index for the last five fiscal year-end periods.
Last Five Fiscal Years

	2000	2001	2002	2003	2004	2005

KB Home	100	108	145	224	290	467
S&P 500 Homebuilding Index	100	114	137	271	313	455
Dow Jones Home Construction Index	100	128	152	295	336	454
S&P 500 Index	100	88	73	84	95	103
   The above graph is based upon the Common Stock and index prices calculated as of the last trading day before December 1st of the fiscal year-end periods presented. Our November 30, 2005 closing Common Stock price on the New York Stock Exchange was $69.77 per share. On February 14, 2006, our Common Stock closed at $67.02 per share. The performance of our Common Stock depicted in the graphs above represents past performance only and is not indicative of future performance. Total return assumes $100 invested at market close on November 30, 2000 in KB Home, the S&P 500 Index, the S&P 500 Homebuilding Index, and the Dow Jones Home Construction Index including reinvestment of dividends.

Employment Agreements, Change in Control Arrangements,
Retirement and Death Benefit Plans

Employment Agreements
   Mr. Karatz, our Chairman and Chief Executive Officer, was employed under an Employment Agreement that he entered into with us in 1995 that provided for a term through November 30, 2001. In mid-2001, the 1995 agreement was amended and restated, pursuant to which, among other things, the term of the agreement was extended through December 31, 2008.
   For fiscal year 2005, under the terms of his Employment Agreement, Mr. Karatz was entitled to annual incentive compensation ranging from 1% to 2% of our pretax, pre-incentive income depending on the specified return on equity of the Company for the year. Mr. Karatz’s Employment Agreement provides that such incentive compensation will be paid 75% in cash and 25% in shares of restricted stock, unless the cash amount exceeds $5 million, in which case any excess will be paid in restricted stock. Accordingly, approximately 83% of Mr. Karatz’s fiscal year 2005 bonus was paid in restricted stock. Pursuant to its terms, any restricted stock granted under his Employment Agreement vests on the third anniversary of the date of grant, but will vest earlier in the event of Mr. Karatz’s death, disability, involuntary termination without cause or his voluntary termination for good reason.
   Under his Employment Agreement, Mr. Karatz is entitled to a specified minimum annual base salary of $900,000, which is subject to annual adjustment at the discretion of the Board of Directors. Mr. Karatz is also entitled to a modified nonqualified retirement arrangement pursuant to which he will receive an annual pension equal to 100% of his average base salary during the final three years of his employment, payable for 25 years, if he continues his employment with us until November 30, 2008. If Mr. Karatz retires or his employment is terminated before such date, he will be entitled to a lesser amount pursuant to a defined formula. The retirement arrangement is structured so that upon Mr. Karatz’s death, we will recover the after-tax cost of his retirement benefit. The retirement arrangement also contemplates certain benefits prior to retirement in the event of death, disability, or a “change in ownership” of us. In addition, under his Employment Agreement, Mr. Karatz is entitled to receive other benefits generally awarded to our executives, which, in fiscal year 2005, included a discretionary stock option and restricted stock grant, and an award under our Unit Performance Program. Please see “Compensation of Chief Executive Officer in Fiscal Year 2005” in the Management Development and Compensation Committee Report on Executive Compensation on page 36 above for additional information on compensation paid to Mr. Karatz during the year.
   In the event Mr. Karatz’s employment with us is terminated prior to the expiration of his Employment Agreement, Mr. Karatz or his estate, as applicable, will receive the following:

•	in the event his employment is terminated as a result of his death or disability, an amount equal to two times the sum of his average annual base salary and incentive compensation, in each case for the three fiscal years prior to the date of the termination of his employment;

•	in the event his employment is terminated as a result of an involuntary termination of his employment without cause or his voluntary termination for good reason, an amount equal to three times the sum of his average annual base salary and incentive compensation, in each case for the three fiscal years prior to the date of the termination of his employment; and

•	in the event his employment is terminated within 18 months following a “change of ownership,” an amount equal to three times the sum of his average annual base salary and incentive compensation for the three fiscal years prior to the date of the termination of his employment. If, in such event, Mr. Karatz is subject to an excise tax under Section 4999 of the Internal Revenue Code with respect to the payments or distributions in the nature of compensation we make to him in connection with a “change in ownership,” Mr. Karatz is entitled to an additional amount so as to place him in the same after-tax position he would have been in had the excise tax not applied.

   Upon Mr. Karatz’s termination of employment on or after the expiration of his Employment Agreement or upon his earlier retirement with the consent of the Board of Directors, Mr. Karatz’s Employment Agreement provides that we will continue to provide him and his family medical and dental benefits for Mr. Karatz’s lifetime at least equal to those which would have been provided under our plan had Mr. Karatz not retired or otherwise terminated his employment with us. If Mr. Karatz is not eligible under the terms of our medical and dental plans to continue to be covered, we shall provide Mr. Karatz with substantially similar coverage through other sources; provided, however, that the foregoing benefits will be reduced if Mr. Karatz becomes re-employed and to the extent he is eligible to receive comparable benefits from another employer. In addition, at the reasonable request of Mr. Karatz, we shall provide him with an appropriate office and administrative support commensurate with his then-former status as our Chief Executive Officer, plus reimbursement of reasonable expenses attendant to the maintenance of such office and retention of such administrative support. At Mr. Karatz’s request, we shall, in lieu of providing such an office and administrative support, reimburse him for expenses of such office and administrative support.
   No other Named Executive Officer has an employment agreement with us.
Change in Control Arrangements
   We have a Change in Control Plan in which 13 senior corporate executives currently participate, including Mr. Mezger. Messrs. Karatz, Moss, Freed and Widner do not currently participate in the plan. The plan is designed to encourage the retention of senior executives in the event of a change in control of us, which could play a key role in our continuing success in the event of a change in control. The plan provides that if there is a “change in control” and a participating executive is terminated within a specified period after such change in ownership, other than for “cause” or “disability,” as defined in the plan, or if the executive voluntarily terminates his or her employment with us for “good reason,” the terminated executive will be entitled to receive an amount equal to one or two years’ average salary and cash incentive bonus, depending on the executive.
   Under the KB Home 1988 Employee Stock Plan, the KB Home Performance-Based Incentive Plan for Senior Management, the KB Home 1998 Stock Incentive Plan, the KB Home 1999 Incentive Plan (and the Amended and Restated KB Home 1999 Incentive Plan, if approved by our stockholders) and the KB Home 2001 Stock Incentive Plan, all outstanding stock options will become fully exercisable and all restrictions on outstanding shares of restricted Common Stock or other awards shall lapse upon a “change of ownership.” A “change of ownership” will be deemed to occur if: (1) current members of the Board of Directors or other directors elected by three-quarters of the current mem-

bers or their respective replacements (excluding certain individuals who took office in connection with an acquisition of 20% or more of our voting securities or in connection with an election contest) cease to represent a majority of the Board; or (2) the Board determines that a change of ownership has occurred.
   The KB Home Unit Performance Program, which is administered under our employee equity compensation plans, provides that upon a change of ownership each outstanding Performance Unit will be paid in cash at the target level.
   The KB Home Non-Employee Directors Stock Plan provides that upon a “change in control,” all Stock Units will be paid in cash or shares of Common Stock, in accordance with the prior election made by each participating Director. The KB Home Directors’ Legacy Program provides that upon a change of ownership, all participating Directors shall become immediately vested under the program, and we shall create an irrevocable trust into which it shall transfer sufficient assets (including the directors’ life insurance policies) to make the designated charitable contributions for the participating Directors.
   We also maintain a non-qualified Executive Deferred Compensation Plan. From 1985 to 1992, pursuant to the plan, Mr. Karatz and certain other executives deferred receipt of a certain amount of pretax income, plus a Company matching contribution, until retirement, termination or certain other events, including a “change in control.” A change in control is defined in the plan to include the acquisition by a person or “group” of 25% or more of our voting power, a transaction which results in a change in a majority of the then-incumbent Board or the Company ceasing to be publicly owned. No new contributions to the Executive Deferred Compensation Plan may be made, but we continue to pay interest on prior contributions still held in the plan.
   Under the KB Home Retirement Plan, which is described in more detail below under the heading “Retirement Plan”, participants become fully vested in their Retirement Plan benefits, and may elect a lump sum distribution of Retirement Plan benefits, in the event of a “change in control.” A “change in control” under the Retirement Plan is generally defined to include certain changes in control that must be reported pursuant to federal securities laws, the acquisition by a person or “group” of 15% or more of our voting power, and certain changes in a majority of the Board.
   We also maintain the KB Home Death Benefit Only Plan (the “DBO Plan”), which is described in more detail below under the heading “Death Benefit Only Plan.” Participants become fully vested in their DBO Plan benefits and, as described more fully below, will receive a distribution of the insurance policy on their life in cash in the event of a “change in control.” A “change in control” under the DBO Plan is generally defined to include certain changes in control that must be reported pursuant to federal securities laws, the acquisition by a person or “group” of 20% or more of our voting power, and certain changes in a majority of the Board.
Retirement Plan
   We adopted the KB Home Retirement Plan in 2002. The Retirement Plan provides certain supplemental retirement benefits to selected executives. Currently, 28 executives, including all of the Named Executive Officers, participate in the Retirement Plan. We establish an “annual benefit amount” for each participant in the Retirement Plan. A participant becomes entitled to benefits under the Retirement Plan only if the participant releases us from any and all claims that he or she may then have against us and only if the participant’s termination of employment with us occurs either (1) on or after the fifth anniversary of the date the participant commenced participation in the Retirement Plan, or (2) before that date, due to the participant’s death or disability. A participant is eligible for a reduced level of benefits if we terminate the participant’s employment without cause after the fourth, but before the fifth, anniversary of the date the participant commenced participation in the Retirement Plan.
   If a participant becomes entitled to Retirement Plan benefits, we will pay the participant a series of installment payments over a period of 20 years commencing following the later of (1) the participant’s attainment of age 55, (2) the tenth anniversary of the date the participant commenced participation in the Retirement Plan or (3) the termination of the participant’s employment with us. The annual benefit to be paid to a participant who is entitled to Retirement Plan benefits (to be paid each year over the twenty-year payment period) equals the “annual benefit amount” we determine for that participant. Messrs. Karatz, Mezger, Freed, Moss, and Widner commenced participation in the Retirement Plan as of July 11, 2002 and, in 2005, their annual benefit amounts were $900,000, $450,000, $100,000, $100,000 and $75,000, respectively. We may elect to pay a participant the actuarial equivalent of his or her benefits in a lump sum payment as opposed to installments over twenty years. A participant’s benefits will be paid to the participant’s beneficiary if the participant dies.
Death Benefit Only Plan
   In 2001, we implemented the DBO Plan. Currently 56 executives, including all of the Named Executive Officers, participate in the DBO Plan. The beneficiary of a DBO Plan participant is entitled to DBO Plan benefits if the participant either (1) dies while actively employed by us or an affiliate or (2) dies after completing 10 years of service with us or an affiliate, including at least 5 consecutive years of service while a DBO Plan participant. Each participant is provided a net after-tax benefit from $500,000 to $1 million. The death benefit of each of Messrs. Karatz, Mezger, Freed, Moss and Widner is $1 million.
   We have purchased life insurance policies on the lives of the participants in the DBO Plan. In the event of a change in control, we will pay to the insurance company, on behalf of each participant, an amount large enough so that, after the payment, the policy is “fully paid up.” For this purpose, the term “fully paid up” means that, after the payment described in the preceding sentence is paid as a premium to the insurer, the value of the policy is such that the policy is projected (based on assumptions set forth in the DBO Plan) to be able to pay at least the basic benefit applicable to the participant if the participant dies at any time after the change in control and prior to age 100. The policy will then be transferred to the participant along with a cash payment large enough to pay any federal or state or local income or payroll taxes (including excise taxes, such as the excise tax under Section 4999 of the Internal Revenue Code, if applicable) attributable to the distribution of the policy and the cash payment.

Executive Compensation

Summary Compensation Table
   The following Summary Compensation Table sets forth the total compensation earned by each of the Named Executive Officers for the fiscal years ended November 30, 2005, 2004 and 2003.

					Long-Term Compensation

					Awards Payouts
		Annual Compensation
						Securities
				Other Annual	Restricted	Underlying	LTIP	All Other
	Fiscal		Bonus	Compensation	Stock	Options/	Payouts	Compensation
Name and Position	Year	Salary($)	($)(a)	($)(b)	Awards($)	SARs(#)	($)(c)	($)(d)

Bruce Karatz
Chairman and	2005	$1,091,667	$5,000,000	$296,077	$27,913,496	250,000	$3,527,250	$102,401
Chief Executive	2004	1,000,000	5,000,000	165,263	14,045,340	560,000	3,865,455	101,528
Officer	2003	994,667	5,000,000	—0—	9,995,580	560,000	2,432,478	95,995

Jeffrey T. Mezger
Executive Vice	2005	498,333	2,500,000	—0—	7,212,531	75,000	2,519,442	29,900
President and	2004	478,333	2,000,000	—0—	3,524,962	200,000	2,761,071	28,800
Chief Operating	2003	458,333	2,000,000	—0—	2,473,948	224,000	1,737,475	27,500
Officer

Jay Moss
Regional General	2005	269,167	1,250,000	—0—	2,548,362	8,000	1,259,681	16,419
Manager	2004	259,167	1,250,000	—0—	1,862,689	25,000	1,380,426	15,600
	2003	249,167	1,449,165	—0—	662,132	33,600	868,806	14,450

Robert Freed
Regional General	2005	266,667	1,250,000	—0—	1,772,264	8,000	1,007,808	16,175
Manager	2004	229,167	1,250,000	—0—	1,107,985	25,000	1,380,426	13,800
	2003	219,167	1,774,697	—0—	968,435	33,600	868,806	550

James Widner
Regional General	2005	246,667	1,250,000	—0—	1,869,037	6,000	251,873	14,800
Manager	2004	229,167	1,250,000	—0—	605,009	16,000	—0—	12,900
	2003	206,033	1,216,189	—0—	59,823	16,800	—0—	12,362

(a)	The 2005 bonus reported for Mr. Karatz is comprised of the cash portion of his annual incentive bonus. Mr. Karatz’s annual incentive bonus is determined by a performance-based formula set forth in his Employment Agreement. The formula requires, among other things, that any amount earned over $5,000,000 must be paid in shares of three-year restricted stock. Accordingly, in 2005, $5,000,000 of Mr. Karatz’s incentive bonus was paid in cash, and $24,056,696 was paid in shares of restricted stock and is reported separately in the table above under “Restricted Stock Awards.” The amount of shares of restricted stock issued to Mr. Karatz was determined by reference to the closing price of our Common Stock on the New York Stock Exchange of $69.77 per share on the last day of our fiscal year (November 30, 2005). Please see “Employment Agreements” above on pages 39 – 40 for a description of the performance-based incentive compensation formula in Mr. Karatz’s Employment Agreement. The remaining $3,856,800 of the restricted stock awards reported for Mr. Karatz in 2005 is a grant of

60,000 shares of Common Stock made on October 21, 2005 as part of Mr. Karatz’s 2006 equity incentive award. The value reported was determined by reference to the closing price of our Common Stock on the New York Stock Exchange of $64.28 per share on the date of grant.

The Restricted Stock Award amounts reported for Messrs. Mezger, Moss, Freed and Widner in our fiscal year 2005 reflect the restricted Common Stock portion of their 2006 equity incentive awards, granted on October 21, 2005, and the amount of their annual incentive awards over the cash limits established for certain senior executives, granted on January 13, 2006, in the following respective amounts: Mr. Mezger $1,607,000 and $5,605,531; Mr. Moss $192,840 and $2,355,522; Mr. Freed $192,840 and $1,579,424; and Mr. Widner $160,700 and $1,708,337. The value of Mr. Mezger’s January 13, 2006 grant was determined by reference to the closing price of our Common Stock on the New York Stock Exchange of $69.77 per share on the last day of our fiscal year. The value of the January 13, 2006 grant for each of Messrs. Moss, Freed and Widner was determined by reference to the closing price of our Common Stock on the New York Stock Exchange of $79.38 per share on that date. The value of the October 21, 2005 grant for each of Messrs. Mezger, Moss, Freed and Widner was determined by reference to the closing price of our Common Stock on the New York Stock Exchange of $64.28 per share on the date of grant.

In accordance with the Company’s Supplemental Nonqualified Deferred Compensation Plan, irrevocable elections to defer a portion of 2005 cash incentive bonuses were required to be made in December of 2004.

(b)	The Named Executive Officers receive certain personal benefits, including financial planning and tax preparation services, an automobile and gasoline allowance and automobile insurance reimbursement. However, in accordance with Securities and Exchange Commission rules, personal benefits for each Named Executive Officer in 2005 totaling less than $50,000 in aggregate incremental cost to us have been omitted. The amount reported for Mr. Karatz for fiscal year 2005 includes financial planning and tax preparation services, an automobile and gasoline allowance, club membership fees and his personal use of Company-owned aircraft. Of the amount reported for Mr. Karatz for fiscal year 2005, $248,286 related to the incremental cost to us for his personal use of Company-owned aircraft.

(c)	Payouts in our 2005 and 2004 fiscal years to all participants under our long-term incentive program, the Unit Performance Program, were paid in cash.

(d)	These amounts represent our aggregate contributions to our 401(k) Savings Plan, Supplemental Nonqualified Deferred Compensation Plan and the amount of interest earned on the Executive Deferred Compensation Plan at a rate in excess of 120% of the applicable federal rate. In fiscal year 2005, the Named Executive Officers accrued the following respective amounts under such plans: Mr. Karatz $12,600, $52,900 and $36,901; Mr. Mezger $12,600, $17,300 and $0; Mr. Moss $12,600, $3,819 and $0; Mr. Freed $12,600, $3,575 and $0; and Mr. Widner $12,600, $2,200 and $0.

Option/ SAR Grants in Last Fiscal Year
   The following table summarizes information relating to stock option grants during fiscal year 2005 to the Named Executive Officers. All options granted are for shares of our Common Stock. No stock appreciation rights have been granted at any time under our employee benefit plans.

	Number of	Percent of				Potential Realizable Value
	Securities	Total				at Assumed Annual Rate of
	Underlying	Options				Stock Price Appreciation
	Options	Granted to	Exercise or			for Option Term(c)
	Granted	Employees in	Base Price	Grant	Expiration
Name	(#)(a)	Fiscal Year	($/sh)(b)	Date	Date	5%($)	10%($)

Bruce Karatz	250,000	45.0%	$62.34	10/18/05	10/19/15	$9,801,323	$24,838,476

Jeffrey T. Mezger	75,000	13.5	62.34	10/18/05	10/19/15	2,940,397	7,451,543

Jay Moss	8,000	1.4	62.34	10/18/05	10/19/15	313,642	794,831

Robert Freed	8,000	1.4	62.34	10/18/05	10/19/15	313,642	794,831

James Widner	6,000	1.1	62.34	10/18/05	10/19/15	235,232	596,123

(a)	Except as noted below, options reported are original option grants and are exercisable in cumulative 33% installments commencing one year from the date of grant, with full vesting occurring on the third anniversary of the date of grant. All options granted represent annual equity incentive awards to the Named Executive Officers for fiscal year 2006.

(b)	All options were granted at market value on the date of grant. The term “market value” as used with respect to this table was computed as the average of the high and low stock prices for our Common Stock on the New York Stock Exchange on the date of grant. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by withholding a number of the underlying shares, subject to certain conditions.

(c)	Gains are net of the option exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation over the 10-year term of the options. Actual gains, if any, on stock option exercises are dependent on the future performance of our Common Stock, overall stock market conditions, and the option holder’s continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved, or may be exceeded.

Aggregated Option/ SAR Exercises in Last Fiscal Year and Fiscal Year End Option/ SAR Value

			Number of Unexercised		Value of Unexercised
			Options Held at Fiscal		In-the-Money Options at
	Shares		Year End(#)		Fiscal Year End($)(b)
	Acquired on	Value
Name	Exercise(#)	Realized($)(a)	Exercisable	Unexercisable	Exercisable	Unexercisable

Bruce Karatz	2,316,852	$118,370,799	2,201,451	810,001	$107,022,974	$20,444,872
Jeffrey T. Mezger	369,282	23,718,276	1,262,607	282,999	61,809,937	7,487,828
Jay Moss	40,000	1,863,358	67,400	35,866	2,995,023	993,944
Robert Freed	37,868	1,017,898	32,866	35,866	1,315,282	993,944
James Widner	19,666	868,206	41,534	22,266	1,783,820	585,368

(a)	Represents the difference between the market value of our Common Stock at exercise minus the exercise price of the options.

(b)	Represents the difference between the $69.77 closing price of our Common Stock on November 30, 2005 on the New York Stock Exchange and the exercise price of the options.
Long-Term Incentive Plans — Awards in Last Fiscal Year
   The following table provides information on long-term incentive awards granted in fiscal year 2005 to the Named Executive Officers under the Unit Performance Program. Please also see the “Management Development and Compensation Committee Report on Executive Compensation” above on pages 33 – 37 for more information on the Unit Performance Program.

			Estimated Future Payout in Shares of
	Number of		Common Stock
	Performance
Name	Units(#)(a)	Performance Period	Threshold(#)(b)	Target(#)	Maximum(#)

Bruce Karatz	1,000	12/1/04 – 11/30/07	$500,000	$1,000,000	$1,500,000
Jeffrey T. Mezger	750	12/1/04 – 11/30/07	375,000	750,000	1,125,000
Jay Moss	350	12/1/04 – 11/30/07	175,000	350,000	525,000
Robert Freed	350	12/1/04 – 11/30/07	175,000	350,000	525,000
James Widner	150	12/1/04 – 11/30/07	75,000	150,000	225,000

(a)	At the beginning of fiscal year 2005 we awarded Performance Units under the Unit Performance Program for the fiscal 2005 – 2007 performance period. Each Performance Unit represents the opportunity to receive an award payable in cash or in shares of our Common Stock. The dollar value or actual number of shares awarded at the end of the performance period will depend upon our cumulative earnings per share, or EPS, and average pretax return on investment, or PROI, during the performance period. The target dollar value or number of shares will be awarded if a specified, targeted cumulative EPS and average PROI are achieved for the period. The threshold dollar value or number of shares, equal to 50% of the target number, will be awarded if a specified minimum cumulative EPS and average PROI are achieved for the period. Achievement of either the specified minimum cumulative EPS or average PROI, but not both, would result in a smaller payout than the threshold dollar value or number of shares. The maximum dollar value or number of shares, equal to 150% of the target number, will be awarded if the specified maximum cumulative EPS and average PROI for the period are achieved or exceeded. If paid out in shares, the number of shares awarded at the end of the performance period will depend on the market value of our Common Stock at that time.

(b)	No award will be made upon the vesting of a Performance Unit if neither the specified minimum cumulative EPS nor the specified minimum average PROI is achieved for the 2005 – 2007 performance period.

Equity Compensation Plan Information
   The following table provides information as of November 30, 2005 with respect to shares of our Common Stock that may be issued under our existing compensation plans:

Number of Common
	Number of		Shares Remaining
	Common Shares to		Available for Future
	be Issued Upon		Issuance Under Equity
	Exercise of	Weighted-average	Compensation Plans
	Outstanding	Exercise Price of	(excluding common
	Options, Warrants	Outstanding Options,	shares reflected in
	and Rights	Warrants and Rights	column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by stockholders	6,532,968	$27.62	1,170,516
Equity compensation plans not approved by stockholders(1)	2,643,285	29.48	3,223,508

Total	9,176,253	$28.16	4,394,024

(1)	Represents the 1999 Plan and the Non-Employee Directors Stock Plan. The 1999 Plan is described above in Proposal #3 (“Approval of the Amended and Restated KB Home 1999 Incentive Plan”) on pages 21 – 28, and the Non-Employee Directors Stock Plan is described above under the heading “Director Compensation” on pages 10 – 11.

Audit and Compliance Committee Report

    The Audit and Compliance Committee of the Board of Directors acts under a written Audit and Compliance Committee Charter. The Charter was first adopted in 1999, and was amended and restated in October 2005. The Charter is included with this Proxy Statement at Attachment B.
   The Audit and Compliance Committee assists the Board of Directors in fulfilling the Board’s responsibility for oversight of the Company’s financial reporting process and practices, and its internal control over financial reporting. Management is primarily responsible for the Company’s financial statements, the reporting process and assurance for the adequacy of the internal control over financial reporting. The Company’s independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of the Company’s financial statements and the Company’s internal control over financial reporting, and for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles used in the United States and the adequacy of the Company’s internal control over financial reporting.
   In this context, the Audit and Compliance Committee has reviewed and discussed with management and Ernst & Young LLP the Company’s audited financial statements. The Audit and Compliance Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. In addition, the Audit and Compliance Committee has received from Ernst & Young LLP the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with Ernst & Young LLP its independence from the Company and the Company’s management.
   The Audit and Compliance Committee has also reviewed management’s fiscal year 2005 documentation, testing and evaluation of the adequacy of the Company’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002 and related rules and regulations, and has been apprised by both management and Ernst & Young LLP on management’s processes and activities in this regard. Following the conclusion of fiscal year 2005, management reviewed with the Audit and Compliance Committee its report on the effectiveness of the Company’s internal control over financial reporting. The Audit and Compliance Committee also received a report from Ernst & Young LLP on management’s assessment of the effectiveness of the Company’s internal control over financial reporting.
   In reliance on the reviews, reports and discussions referred to above, the Audit and Compliance Committee recommended to the Board, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2005, for filing with the Securities and Exchange Commission.
This report is respectfully submitted by the members of the Audit and Compliance Committee:
Mr. Michael G. McCaffery, Chairman
Mr. Ronald W. Burkle
Mr. Timothy W. Finchem
Ms. Melissa Lora
Mr. Luis G. Nogales

Independent Auditor Fees and Services

Auditor Fees in 2005 and 2004
   The firm of Ernst & Young LLP served as our principal independent registered public accounting firm for our 2005 and 2004 fiscal years. We paid Ernst & Young LLP the following fees in our 2005 and 2004 fiscal years.

	Fiscal Year Ended
	(in thousands)

	2005	2004

Audit Fees	$1,644	$1,758
Audit-related Fees	34	140
Tax Fees	43	43
All Other Fees	-0-	-0-

Total Fees	$1,721	$1,941

     Audit fees include statutory audits of our French subsidiary, Kaufman & Broad S.A., which is publicly traded on the Premier Marché of the Paris Bourse, audits of our wholly owned mortgage banking subsidiary and audit services performed in connection with our compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Audit fees for the Kaufman & Broad S.A. statutory audits totaled $689,000 in fiscal 2005 and $400,000 in fiscal 2004.
     Audit-related services include fees for 401(k) or employee benefit plan audits and accounting consultations.
     Tax fees include fees for review of our federal income tax return, as well as several state income tax returns.
Auditor Fees Pre-approval Policy
   In 2003, the Audit and Compliance Committee approved a policy concerning the pre-approval of audit and permitted non-audit services to be provided by the principal independent registered public accounting firm. The policy requires that the Audit and Compliance Committee pre-approve all services Ernst & Young LLP provides to us, including audit services, audit-related services, tax services and other services. In some cases, pre-approval is provided by the full Audit and Compliance Committee for up to a year, and relates to a particular category or group of services and is subject to a specific budget. In other cases, the Chair of the Audit and Compliance Committee has the delegated authority from the Audit and Compliance Committee to pre-approve additional services, and such pre-approvals are then communicated to the full Committee.
     The Audit and Compliance Committee approved all audit and permitted non-audit services provided by Ernst & Young LLP during our 2005 fiscal year.

Other Matters

Certain Relationships and Related Party Transactions
   Matthew Karatz, a director of land acquisition and planning for our Greater Los Angeles division, is the son of Bruce Karatz, our Chairman and Chief Executive Officer. In fiscal year 2005, Matthew Karatz earned $255,600, comprised of salary, bonus and an automobile and gas allowance. Robert Karatz, a sales representative for our Greater Los Angeles division, is the brother of Bruce Karatz. In fiscal year 2005, Robert Karatz earned $128,050, comprised of salary, bonus and an automobile and gas allowance. The compensation earned by these individuals, both of whom joined us in 2002, is consistent with compensation paid to other employees in similar positions.
Section 16(a) Beneficial Ownership Reporting Compliance
   Based upon our review of Forms 3, 4 and 5 and any amendments thereto furnished to us in compliance with Section 16 of the Securities Exchange Act of 1934, as amended, all such Forms were filed on a timely basis by our reporting persons during fiscal year 2005, except for a late filing by Mr. Robert Freed regarding the acquisition from us of 18,506 restricted shares of our Common Stock on January 14, 2005, and a late filing by Ms. Melissa Lora regarding her November 29, 2004 acquisition of 3 shares of common stock through her individual brokerage account effected pursuant to an August 6, 2004 instruction given in accordance with Rule 10b5-1.
Financial Statements
   Our audited consolidated financial statements and notes thereto, including selected financial information and management’s discussion and analysis of financial condition and results of operations for the fiscal year ended November 30, 2005 are included on pages 37 through 68 of our Annual Report on Form 10-K for that period. The Form 10-K was mailed to stockholders on March 6, 2006. The financial statements, the report of the independent auditors thereon, selected financial information, and management’s discussion and analysis of financial condition and results of operations in the Form 10-K are incorporated by reference herein. Additional copies of the Form 10-K are available without charge upon request to the Corporate Secretary at KB Home, 10990 Wilshire Boulevard, Los Angeles, CA 90024. Exhibits to the Form 10-K will be provided upon request and payment of copying charges. You may also view and download copies of the 2005 Annual Report on Form 10-K from our website at: http://www.kbhome.com/investor/main.
Other Business
   The Board of Directors knows of no business other than that described in this Proxy Statement that will be presented for consideration at the Annual Meeting. If other business shall properly come before the Annual Meeting, shares represented by valid proxies will be voted on such matters in accordance with the best judgment of the persons named as proxies on the Proxy Cards, or their duly authorized designees.

Stockholder Proposals for 2007 Annual Meeting
   For inclusion in the Proxy Statement and form of proxy for our 2007 Annual Meeting of Stockholders, we must receive no later than November 6, 2006 any proposal of a stockholder intended to be presented at that meeting. Further, management proxies for our 2007 Annual Meeting will use their discretionary voting authority with respect to any proposal presented at the meeting by a stockholder who does not provide us with written notice of the proposal on or prior to January 20, 2007.
By Order of the Board of Directors,
Charles F. Carroll
Corporate Secretary
Los Angeles, California
March 6, 2006

Attachment A
Corporate Governance Principles
(revised December 8, 2005)

KB Home’s Board of Directors believes that sound corporate governance practices provide an important framework to assist the Board in fulfilling its responsibilities. Accordingly, the Board has adopted the following Corporate Governance Principles relating to its functions, structure and operations. The Board will periodically review and revise these Principles and other aspects of KB Home’s corporate governance from time to time to reflect evolving governance practices.

I.	Role, Conduct and Function of the Board
A.     General Roles of Board and Management. The Board of Directors is elected by the Company’s shareholders to oversee the management of the business and affairs of the Company and to assure that the long-term interests of the shareholders are being served. The Company’s business is conducted by its employees under the direction of the Chief Executive Officer, and the oversight of the Board, to enhance the long-term value of the Company for its shareholders.
B.     Board Conduct. In carrying out their responsibilities, Directors are expected to exercise appropriate diligence and their business judgment to act in good faith and in what they reasonably believe to be in the best interests of the Company and its shareholders, consistent with their fiduciary duties under applicable law.
C.     Functions of Board. The primary functions of the Board are to oversee management performance on behalf of shareholders, to monitor adherence to Company standards and policies, to promote responsible and ethical corporate practices, and generally to perform the duties and responsibilities assigned to the Board by the laws of the State of Delaware, the state where the Company is incorporated.
In addition to its general oversight of management, the Board as a whole or through its Committees also performs a number of specific functions, including:

•	Providing advice and counsel to the Chief Executive Officer and senior management;

•	Selecting, evaluating and establishing the compensation of senior officers of the Company and planning for senior management succession, including for the Chief Executive Officer;

•	Reviewing, approving and monitoring the implementation of the Company’s financial, personnel development, and business and strategic plans;

•	Reviewing and approving significant corporate actions and major transactions;

•	Overseeing the establishment of, and monitoring compliance with, internal policies, controls and processes designed to ensure the integrity of the Company’s actions and operations, including its financial statements and financial and other regulatory reporting, its relationships with custom-

ers, subcontractors, suppliers and other constituencies, and its compliance with law and its Ethics Policy; and

•	Reviewing assessments of, and senior management’s plans with respect to, significant risks facing the Company.

II. Selection and Qualifications of Directors
A.     Board Membership Qualifications. Directors should possess the highest personal and professional ethics, integrity, judgment and values, and be committed to representing the long-term interests of the Company’s shareholders. Directors should also have an inquisitive and objective perspective, and be able and willing to dedicate the time necessary to Board and Committee service. All Directors should be financially literate, as determined by the Board in its business judgment.
The Nominating and Corporate Governance Committee of the Board is responsible for reviewing on a regular basis the requisite skills and characteristics of Board members, as well as the composition of the Board as a whole. Current Directors are re-evaluated by the Committee prior to standing for re-election. The Committee assesses current and potential Directors in view of the perceived needs of the Board at the time the assessment is made and may consider the following attributes, among others:

•	Personal qualities, accomplishments and reputation in the business community;

•	Financial literacy, financial and accounting expertise, and significant business, academic or government experience in leadership positions or at senior policy-making levels;

•	Geographical representation in areas relevant to the Company;

•	Diversity of background and personal experience;

•	The fit of the individual’s abilities and personality with those of current and potential Directors in building a Board that is effective, collegial and responsive to the needs of the Company; and

•	Independence as defined in these Principles and an absence of conflicting time commitments.
B.     Director Nominations. The Nominating and Corporate Governance Committee is responsible for recommending a slate of Directors for election to the Board and for identifying, investigating and recommending qualified Director candidates to the Board to fill openings that may arise due to vacancies, resignations, retirements or other reasons. The Committee identifies potential Director candidates through a variety of means, including the recommendations of current Board members, professional search firms, shareholders or other persons. Shareholders may nominate a candidate for the Committee’s consideration by submitting the nominee’s name and qualifications to the Company’s Corporate Secretary at the address set forth below.
C.     Invitations to Potential Directors. The invitation to a potential new Director to join the Board should be extended by the entire Board through the Chairman of the Board or the Chair of the Nominating and Corporate Governance Committee.
D.     New Director Orientation and Education. The Corporate Secretary is responsible for arranging initial orientations for new Directors, and for periodically providing materials or briefings to Directors on subjects that will assist them in discharging their duties. Within six (6) months of election to the Board, each new Director will spend a day at corporate headquarters for a personal briefing by senior management on the Company’s strategic plans, its financial statements, and its key policies and practices. Directors are encouraged to attend continuing education programs that are relevant to their duties as a Director of the Company.
III. Board Leadership, Composition and Performance
A.     Role of Chairman of the Board and Chief Executive Officer. The Board has no fixed rule as to whether these offices should be vested in the same person or two different people, or whether the Chairman of the Board should be an employee of the Company or should be elected from among the non-employee Directors. The Board believes that the Board and the Company are currently well served by a structure in which the Chief Executive Officer also serves as Chairman of the Board.
B.     Presiding Director and Non-Employee Directors Executive Session. Non-employee Directors shall meet in executive session without management present at least twice each year. The Chair of the Nominating and Corporate Governance Committee will preside at such meetings, and will serve as the Presiding Director in performing such other functions as the Board may direct. The non-employee Directors may meet without management present at such other times as they may determine.
C.     Size of the Board. The Company’s Bylaws limit the maximum number of Directors to 12. The Board is divided into three classes that serve staggered three-year terms and are as nearly equal in number as possible. The Nominating and Corporate Governance Committee will periodically evaluate and make recommendations to the Board as to the Board’s appropriate size and structure.
D.     Independence of Directors. A substantial majority of Directors shall be independent as defined under these Principles and the rules of the New York Stock Exchange (NYSE), as each may be amended from time to time.
To be considered independent, the Board shall affirmatively determine that each Director does not have any direct or indirect material commercial or charitable relationship with the Company based on all relevant facts and circumstances. Such determination will be made annually based on information supplied by Directors and other sources, and the prior review and recommendation of the Nominating and Corporate Governance Committee.
The Board has established the following guidelines to assist it in determining Director independence:

•	A Director is not independent if, within the three (3) years preceding the determination:

(i)	the Director was an employee, or an immediate family member was an executive officer, of the Company or any of its subsidiaries;

(ii)	the Director or an immediate family member of the Director received more than $100,000 in direct compensation from the Company or any of its subsidiaries during any twelve-month period, other than (1) fees for service on the Board or on a subsidiary’s board and (2) pension and other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(iii)	the Director or immediate family member was (but is no longer) a partner or employee of a firm that is the Company’s internal or external auditor and personally worked on the Company’s audit within that time; and

(iv)	a Company executive officer was on the compensation committee of the board of directors of a company which at the same time employed as an executive officer the Director or an immediate family member of the Director.

•	In addition, a Director is not independent if (i) the Director is a current partner or employee, or an immediate family member is a current partner, of a firm that is the Company’s internal or external auditor; or (ii) the Director has an immediate family member who is a current employee of such a firm and who participates in the auditor’s audit, assurance or tax compliance (but not tax planning) practice.

•	Except in their capacity and for their service as Directors, Audit and Compliance Committee members may not (i) accept any direct or indirect compensation of any kind from the Company or any subsidiary thereof, excluding fixed amounts of compensation under a retirement plan (provided such compensation is not contingent in any way on continued service), and (ii) be affiliated persons of the Company.

•	A Director’s independence will not be impaired if the Director:

(i)	is an employee of, or an immediate family member is an executive officer of, another company that does business with or provides professional services to the Company or any of its subsidiaries and the annual revenue derived from that business or such services by either company, in any of the last three (3) fiscal years, does not exceed the greater of (1) $1,000,000 or (2) two percent (2%) of the consolidated gross revenues of either such company;

(ii)	serves as an officer, director or trustee of a charitable organization, and the Company’s discretionary charitable contributions in any single fiscal year to the organization within the three (3) years preceding a determination do not exceed the greater of (1) $100,000 or (2) two percent (2%) of the organization’s consolidated gross revenues; and

(iii)	or an immediate family member is an executive officer of another company which is indebted to the Company, or to which the Company is indebted, where the total amount of indebtedness (to and of the Company) does not exceed two percent (2%) of the total consolidated assets of such other company or the Company at the end of the previous fiscal year.
The Board retains the sole right to interpret and apply the foregoing guidelines in determining the materiality of any relationship. For a relationship with a Director that is not covered by the foregoing guidelines or Section III.F below, the materiality of the relationship shall be determined by the non-employee Directors. The Company will explain in its next proxy statement the basis for any Board determination that a relationship was immaterial despite the fact that it did not meet one of the specific guidelines set forth in this section.
E.     Employee Directors. No more than one (1) Director may be an employee of the Company. Employee Directors do not receive any additional compensation for Board service.
F.     Ineligible Individuals. Consultants, lawyers or bankers who do a significant amount of business with the Company are not eligible to serve as a Director. Determinations regarding the eligi-

bility of candidates in this regard are made by the Nominating and Corporate Governance Committee.
G.     Former Chairman or Chief Executive Officer’s Board Membership. The Board believes that the determination of whether a former Chairman of the Board or Chief Executive Officer should serve on the Board is a matter to be decided in each individual instance. When the Chairman of the Board or a Chief Executive Officer who is also a Director resigns, he or she will also resign from the Board at that time. Whether the individual continues to serve on the Board is a matter to be considered by the Board.
H.     Director Job Change. When a Director’s principal occupation or business association changes from that which the Director held when he or she originally joined the Board, the Director shall tender a letter of resignation to the Chair of the Nominating and Corporate Governance Committee. The Committee will review whether the new occupation, or retirement, of the Director is consistent with the needs and composition of the Board at that time. The Committee will recommend action to the full Board based on the results of the review.
I.     Term Limits. The Board does not believe in arbitrary term limits on Board service. While term limits may help ensure that fresh ideas and view points are available to the Board, they may force the Company to lose the contribution of Directors who, over time, have developed valuable insight into the Company’s business and operations.
J.     Retirement Age. Directors must retire as of the first Annual Stockholders Meeting following their 72nd birthday.
K.     Limitation on Other Board Service. A Director who also serves as a chief executive officer or in equivalent position for a public company should not serve on more than two (2) other boards of public companies in addition to the Board. A Director who is not an active chief executive officer or in an equivalent position for a public company should not serve on more than five (5) other boards of public companies in addition to the Board. Regardless of the foregoing limits, a current Director should consider whether accepting a new directorship would compromise the Director’s ability to perform his or her present Board responsibilities and must consult with the Chairman of the Board or the Chair of Nominating and Corporate Governance Committee prior to joining another board of directors. The Chairman of the Board and the Chair of Nominating and Corporate Governance Committee will together assess whether the new directorship would present a conflict or otherwise compromise the ability of that Director to dedicate the time necessary to serve on the Board.
L.     Stock Ownership Requirement. Each Director is required to own at least 5,000 shares of KB Home common stock or common stock equivalents within three (3) years of joining the Board.
M.     Self-Evaluation. The Board and each of the Committees will perform an annual self-evaluation. Directors are requested to provide their assessments of the effectiveness of the Board as a whole, as well as the individual Committees on which they serve. The individual assessments are organized and summarized by the Corporate Secretary, and the Chair of the Nominating and Corporate Governance Committee discusses the results of the evaluation with the full Board. Each Committee likewise discusses the results of its own evaluations, with a follow-up report to the full Board by the Chair of that Committee.
N.     Director Compensation. The Nominating and Corporate Governance Committee is

responsible for recommending to the full Board compensation for non-employee Directors. In discharging this duty, the Committee is guided by three goals: the compensation should be sufficient to assist in the recruiting of the highest caliber Directors to the Board; compensation should align Directors’ interests with the long-term interests of the Company’s shareholders; and compensation should fairly pay Directors for work required to diligently serve the interests of shareholders given the Company’s size, scope and complexity of operations.
O.     Attendance at Annual Stockholder, Board and Committee Meetings. Directors are expected to use their best efforts to attend all Annual Meetings of Stockholders and all meetings of the Board and Committees on which they serve.
P.     Majority Vote Requirement. Any Director elected to the Board at an Annual Meeting of Stockholders in an uncontested election with less than the affirmative vote of a majority of shares present in person or by proxy shall promptly tender his or her resignation to the Chair of the Nominating and Corporate Governance Committee. The Committee will then promptly evaluate all relevant factors (including, but not limited to, the underlying reasons why a majority of affirmative votes was not received (if ascertainable), the Director’s length of service and qualifications, the Director’s contributions to the Company, and compliance with regulatory requirements, listing standards and the Company’s Corporate Governance Principles) and recommend to the full Board whether to accept the resignation or, if appropriate, to adopt another course of action to remedy the underlying cause(s) of the election result. Subject to any applicable legal or regulatory requirements, the Board shall within ninety (90) days following certification of the stockholder vote decide whether to accept the resignation, reject the resignation or, if appropriate, reject the resignation but adopt measures designed to address the issues underlying the election result. A full explanation of the Board’s decision will be promptly publicly disclosed in a periodic or current report filed with the Securities and Exchange Commission. A Director who tenders his or her resignation pursuant to this principle and any non-independent Director will not participate in the deliberations and decisions made hereunder. The foregoing guidelines will be summarized or included in the Company’s annual proxy statement.

IV.	Board Relationship to Senior Management and Outside Advisors
A.     Access to Senior Management and Independent Advisors. Directors are encouraged to contact senior managers of the Company directly to discuss matters related to the Company’s business. Directors shall be entitled to rely in good faith on the advice, reports and opinions of the Company’s officers, employees, outside advisors (including counsel) and independent auditors. The Board and its Committees shall have the right at any time to retain independent outside financial, legal or other advisors.
B.     Attendance of Non-Directors at Board Meetings. The Company’s current practice is to invite the Chief Operating Officer, the Chief Legal Officer, the Chief Financial Officer, the Senior Vice President, Human Resources and the Corporate Secretary of the Company to attend meetings of the Board, as well as meetings of the Committees for which these officers provide support. Other members of management are invited from time to time to participate in meetings of the Board or its Committees.
V. Meeting Procedures
A.     Selection of Agenda Items for Board Meetings. The Chairman of the Board and Chief Executive Officer establishes the agenda for each

Board meeting. Each Board member is encouraged to suggest the inclusion of item(s) for the agenda.
B.     Board Materials Distributed in Advance. Information and data that is important to the Board’s understanding of the Company’s business or a specific agenda item are distributed in writing approximately one week before each regular Board and/or Committee meeting.
C.     Number of Board Meetings. The Board currently schedules five (5) regular meetings per year, with additional meetings to occur (or action to be taken by unanimous written consent) as deemed necessary. It is the practice of the Board to have at least one meeting per year in one of the Company’s primary geographical markets to visit various KB Home communities in that market.
VI. Board Committees
A.     Number, Structure and Independence of Committees. From time to time, the Board may want to form a new Committee or disband a current Committee depending upon the circumstances. The current four Committees are: Audit and Compliance, Management Development and Compensation, Nominating and Corporate Governance and Executive. Except for the Executive Committee, Committee membership will consist only of independent Directors as defined in these Principles. The Executive Committee shall consist of at least a majority of independent Directors and be chaired by an independent Director.
B.     Assignment and Rotation of Committee Members. The Nominating and Corporate Governance Committee is responsible, after consultation with the Chairman of the Board and in consideration of the desires of individual Board members, for the assignment of Directors to various Committees. It is the sense of the Board that consideration should be given to rotating Committee members at five year intervals, but the Board does not feel that such rotation should be required since there may be reasons at a given point in time to maintain an individual Director’s Committee membership for a longer period.
C.     Committee Meetings and Reports to the Board. The Chair of each Committee, in consultation with the other members of the Committee, determines the frequency and length of the meetings of that Committee. Each Committee Chair reports on the activities of their Committee to the full Board. Committee meetings are generally held in conjunction with meetings of the full Board, although additional Committee meetings may be held from time-to-time between Board meetings.
D.     Committee Agenda. The Chair of each Committee, in consultation with the members of the Committee and senior management, will develop the Committee’s agenda for each Committee meeting.
E.     Committee Charters. The Audit and Compliance, Management Development and Compensation, Nominating and Corporate Governance Committees shall each have a Charter that is consistent with these Principles and which further articulates the roles and responsibilities of each Committee. Each Charter is approved by the full Board and is reviewed regularly by the relevant Committee to assure that it reflects developments in corporate governance and the practices of the Committee.

VII.	Leadership Development
A.     Chief Executive Officer and Senior Management Evaluation. The Management Development and Compensation Committee annually reviews the performance of the Chief Executive Officer and other members of senior management, and the Chair of the Committee reports the results of that review to the full Board. In this regard, the Committee also annually reviews the compensation of the Chief Executive Officer, and significant changes in his compensation are presented to the full Board for consideration and approval. Senior executives are evaluated by the Chief Executive Officer and the Committee receives reports on such evaluations.
B.     Succession Plans. The Board approves and maintains succession plans for the Chief Executive Officer and senior executives, as well as programs for the professional development of key members of senior management, based upon recommendations from the Management Development and Compensation Committee.

VIII.	Communications
A.     Website Posting. These Principles, as well as the Charters of each Committee of the Board and the Company’s Ethics Policy, are to be posted on the Company’s web site (www.kbhome.com), and copies are to be made available upon request to the Corporate Secretary of the Company at the address set forth below.
B.     Communicating with the Board. Shareholders and other individuals may communicate with the Board or specifically with non-employee Directors by writing to the Corporate Secretary, KB Home, 10990 Wilshire Boulevard, Los Angeles California 90024. The Corporate Secretary reviews all such correspondence promptly upon receipt. Correspondence concerning matters within a specific Director’s, Board Committee’s or the Board’s purview, per the Corporate Secretary’s determination, is forwarded to the appropriate individual Director, Committee Chair, and/or to the Presiding Director. Board recipients of such correspondence determine how to address any subject therein, including responses to senders and/or related parties, Committee and/or full Board action and follow-up with senior management.
C.     Company Communications. The Board believes that management, and, in particular, the Chief Executive Officer, speaks for the Company.

Attachment B
Audit and Compliance Committee Charter
(Amended and Restated October 5, 2005)

I.	Purpose
The Audit and Compliance Committee (the “Committee”) represents and assists the Board of Directors in fulfilling the Board’s oversight responsibilities to shareholders relating to the Company’s:

•	corporate accounting and reporting practices, including the quality and integrity of its financial statements and reports;

•	internal control over financial reporting and disclosure controls and procedures;

•	audit process, including the qualifications, independence, retention, compensation, and performance of the independent registered public accounting firm employed for the purpose of preparing or issuing an audit report or performing other audit, review, attest or other services for the Company (the “Independent Accountants”), and the performance of the Company’s Internal Audit Department (the “Audit Department”); and

•	compliance with legal and regulatory requirements and management of matters in which the Company has or may have material liability exposure.
The Committee also oversees the preparation of a report required by the Securities and Exchange Commission’s (the “SEC”) rules to be included in the Company’s annual proxy statement.
Although the Committee must fulfill the responsibilities and duties allocated to it under this Charter, the Committee is not responsible for planning and conducting audits, for the preparation, presentation and integrity of the Company’s financial statements, or for determining whether the Company’s financial and related disclosures are complete, accurate and are in accordance with generally accepted accounting principles (“GAAP”) and applicable rules and regulations; such responsibilities rest with Company management and the Independent Accountants. Accordingly, the Committee, in carrying out its oversight responsibilities, is not providing any special or expert assurance as to the Company’s financial statements, nor is it providing any professional certification as to the Independent Accountants’ work.

II.	Membership
   A. The Committee shall consist of no fewer than three (3) Directors, each of whom shall, in the judgment of the Board, be (1) independent in accordance with the Company’s Corporate Governance Principles and any applicable laws, regulations or listing standards (including, but not limited to, applicable SEC rules), and (2) financially literate in accordance with New York Stock Exchange (“NYSE”) listing standards. In addition, at least one (1) member of the Committee shall, in the judgment of the Board, be an audit committee financial expert in accordance with SEC rules.
   B. The Chair and members of the Committee shall be appointed by the Board annually, upon the recommendation of the Nominating and Corporate Governance Committee.
   C. No Committee member shall serve simultaneously on the audit committee of more than two

(2) other public companies; provided, that the Committee shall determine whether a member’s service on the audit committees of more than three (3) public companies impairs that member’s ability to serve on this Committee and, to the extent required, make a disclosure regarding such determination in the Company’s annual proxy statement.

III.	Meetings
   A. The Committee shall meet at least four (4) times annually, or more frequently as circumstances dictate, and may hold meetings by telephone and take action by unanimous written consent.
   B. The Committee shall meet periodically in separate executive sessions with the Chief Legal Officer, the chief officer of the Audit Department, the Independent Accountants, the Chief Financial Officer and the Chief Accounting Officer.
   C. The Chair shall regularly report upon the matters discussed at each Committee meeting to the Board of Directors.
   D. In addition to Committee members and the audit partner of the Independent Accountants, the Chief Executive Officer, the Chief Legal Officer, the Chief Financial Officer, the Chief Accounting Officer, the chief officer of the Audit Department and the Corporate Secretary of the Company are generally expected to attend Committee meetings. The Committee may invite any other member of management or other Company employee or outside advisor (either to the Company or to the Committee) to attend any Committee meeting.

IV.	Responsibilities and Duties
A. Committee Review and Evaluation
   On an annual basis, the Committee shall review and reassess the adequacy of this Charter, and evaluate its performance.
B. Independent Accountants
   To fulfill its responsibilities and duties under this Charter, the Committee shall:
1. In its capacity as a Committee of the Board, be directly responsible for the appointment (subject to ratification by the Company’s shareholders), compensation, engagement terms, retention and oversight of the work of the Independent Accountants.
2. Establish and amend as necessary, policies and procedures for pre-approving the retention of the Independent Accountants for audit, review, attest and any permitted non-audit services, and approve in advance the Independent Accountants’ provision of any such services to the Company in accordance with such policies and procedures. In addition, the Committee shall review the fees and other compensation to be paid to the Independent Accountants.
3. Evaluate the Independent Accountants’ qualifications, independence and effectiveness, and present its evaluation to the full Board. In this regard, the Committee will receive and review, at least annually, a report by the Independent Accountants describing:
        (a) the Independent Accountants’ internal quality-control procedures;
        (b) any material issues raised by the most recent internal quality-control review, peer review, or Public Company Accounting Oversight Board review, of the Independent Accountants, or by any inquiry or investigation by governmental or professional authorities, within the preceding five (5) years, respecting one (1) or more independent audits carried out by the Independent Accountants, and any steps taken to deal with any such issues; and
        (c) all relationships between the Independent Accountants and the Company, as delineated in a formal written statement from the Independent Accountants that meets Independence Board Standard No. 1 — “Independence Discussions with Audit Committees,” and the Committee shall engage in active dialogue with the Independent Accountants regarding any relationship that might compromise the Independent Accountants’ objectivity or independence.
4. Review and discuss with the Independent Accountants (a) the scope and plan of their independent audit of the Company, and (b) any audit problems or difficulties that the Independent Accountants encountered in the course of their audit work and Company management’s response thereto.
5. Receive timely direct reports from the Independent Accountants describing, among other things: (a) critical accounting policies and practices used in the Independent Accountants’ audit; (b) all alternative treatments of financial information within GAAP discussed with Company management, including the ramifications of such treatment and the treatment preferred by the Independent Accountants; and (c) all other material written communications between the Independent Accountants and Company management.
6. Establish policies for the hiring of employees and former employees of the Independent Accountants.

C.	Financial Reporting Processes and Disclosure Procedures
   To fulfill its responsibilities and duties under this Charter, the Committee shall:
1. Consider the Independent Accountants’ judgments about the Company’s internal control environment and the appropriateness of the Company’s accounting principles as applied to its financial reporting.
2. Consider and approve, if appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the Independent Accountants, Company management or the Audit Department.
3. Review any significant disagreement among Company management and the Independent Accountants or the Audit Department in connection with the Company’s internal control environment or preparation of the financial statements or other financial reporting matters.
4. Review with Company management and the Independent Accountants the results of their timely analysis of significant financial reporting issues and developments, including changes in, or adoptions of, accounting principles and disclosure practices. Such review shall also include confirming that (a) management disclose its critical accounting policies that have a material impact on the Company’s financial presentations in its public disclosures, and (b) in the event that the Company’s public disclosures contain any pro forma financial information, the presentation of such information complies with the SEC rules regarding the accuracy of pro forma financial information.
5. Review and discuss with Company management, the chief officer of the Audit Department and the Independent Accountants the adequacy and effectiveness of, and management’s report on, the Company’s internal control over financial reporting, including with respect to (a) any significant deficiencies or material weaknesses in the design and operation of such controls and procedures that could adversely affect the Company’s ability to record, process, summarize and report financial information, and any special audit steps adopted to address any material control deficiencies, (b) any fraud, whether or not material, that involves Company management or other employees who have a significant role in the Company’s internal control over financial reporting, and (c) the Independent Accountants’ annual attestation to, and report on, management’s internal controls assessment pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

6. Review, at least annually, the adequacy of internal controls and procedures related to (a) executive expense accounts, including the use of Company assets, and (b) compensation of Board members and senior executives of the Company.
7. Review and discuss with Company management and the Independent Accountants the Company’s annual audited and quarterly financial statements to be filed with the SEC, including (a) in each case the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and (b) the matters required to be discussed with the Independent Accountants by Statement of Auditing Standards No. 100 (as in effect at that time) with respect to quarterly statements, and by Statement of Auditing Standards No. 61 (as in effect at that time) with respect to annual statements. In addition, the Committee will recommend, through the Chair, to the full Board whether, based on the information available to the Committee, the Company’s audited financial statements should be filed with the Company’s Annual Report on SEC Form 10-K.
8. Discuss the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and ratings agencies as appropriate.
9. Review the Company’s policies with respect to risk assessment and risk management and the steps Company management has taken to monitor and address significant operational risks.
D. Ethical and Legal Compliance
   To fulfill its responsibilities and duties the Committee shall:
1. At least annually, review and approve the Company’s Ethics Policy, as may be materially revised from time to time by Company management subject to Committee approval, and discuss with management the Company’s system to monitor and enforce the Ethics Policy.
2. Establish procedures for (a) the treatment of complaints received by the Committee regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.
3. Review the staffing, organizational structure and qualifications of, and internal audit reports prepared by, the Audit Department at least annually.
4. Meet with the Company’s Chief Legal Officer at each Committee meeting (and, at least annually, meet with the Chief Legal Officer in an executive session), and review any matters of legal liability exposure that could reasonably be anticipated to have a material impact on the Company’s financial statements.
5. Perform any other activities consistent with this Charter, the Company’s By-laws and governing law or exchange listing standards, as the Committee or the Board of Directors deems necessary or appropriate.

E.	Authority to Engage Independent Counsel and Advisers; Funding of Independent Accountants
   The Committee shall have the authority to retain, on such terms and conditions (including fees) as it determines to be appropriate, any outside advisors, including independent legal counsel, as it deems necessary to assist it in fulfilling its responsibilities and duties under this Charter, and such retained advisors shall report directly to the Committee. The Company shall, as determined by the Committee, provide appropriate funding for payment of compensation to the Independent Accountants and to any outside advisors retained by the Committee, and for payment of administrative expenses of the Committee that are necessary and appropriate in carrying out its duties.

Attachment C
KB HOME
Amended and Restated 1999 Incentive Plan
(as amended and restated on February 9, 2006)
Section 1.     Purpose. The purposes of the KB Home Amended and Restated 1999 Incentive Plan (the “Plan”) are to promote the interests of KB Home and its stockholders by (i) attracting and retaining exceptional employees; (ii) motivating such employees by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such employees to participate in the long-term growth and financial success of the Company; and (iv) qualifying compensation paid under the Plan for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended. The Plan is an amendment and restatement of the KB Home 1999 Incentive Plan which shall be effective as of the Effective Date, subject to approval by the Company’s stockholders as set forth in Section 16(a) hereof.
Section 2.     Definitions. As used in the Plan, the following terms shall have the meanings set forth below:
“Award” shall mean any Performance-Based Bonus opportunity granted under the Plan, as well as any Option, Stock Appreciation Right, share of Restricted Stock, Performance Share, Stock Unit, Other Stock-Based Award or a Performance-Based Award granted under the Plan or granted in payment or settlement of a Performance-Based Bonus.
“Award Agreement” shall mean any written agreement, contract, or other instrument or document (which may include, if so designated by the Committee, an Employment Agreement, as defined herein), including through electronic medium, evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.
“Board” shall mean the Board of Directors of the Company.
“Change of Ownership” means and includes each of the following:
        (a) Individuals who, as of the Effective Date of this Plan, constitute the Board of Directors of the Company (the “Board of Directors” generally and as of the date hereof the “Incumbent Board”) cease for any reason to constitute at least a majority of the directors constituting the Board of Directors, provided that any person becoming a director subsequent to the Effective Date of this Plan whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least three-quarters (3/4) of the then directors who are members of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is (i) in connection with the acquisition by a third person, including a “group” as such term is used in Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, of 20% or more of the combined voting securities ordinarily having the right to vote for the election of directors of the Company (unless such acquisition of beneficial ownership was approved by a majority of the Board of Directors who are members of the Incumbent Board), or (ii) in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or

        (b) The Board of Directors (a majority of which shall consist of directors who are members of the Incumbent Board) has determined that a Change of Ownership triggering the exercisability of Options and the lapse of restrictions on other Awards as described in Section 13 hereof shall have occurred.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
“Committee” shall mean the committee of the Board described in Section 3(a) hereof.
“Company” shall mean KB Home, together with any successor thereto.
“Covered Employee” shall mean an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.
“Disability” shall mean a Participant’s disability, as determined by the Committee in its sole discretion.
“Effective Date” shall have the meaning set forth in Section 16(a) hereof.
“Eligible Individual” shall mean any person who is an Employee, as determined by the Committee.
“Employee” shall mean any employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.
“Employment Agreement” shall mean, with respect to Awards relating to performance in any fiscal year of the Company, an agreement between the Company and a Participant entered into prior to the end of the first fiscal quarter of such fiscal year.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Fair Market Value” shall mean, as of any given date, (a) if Shares are traded on a securities exchange, the closing price of a Share as reported in the Wall Street Journal for the first trading date immediately prior to such date during which a sale occurred; or (b) if Shares are not traded on a securities exchange, (i) the last sales price (if Shares are then listed as a National Market Issue under the NASD National Market System) or (ii) the mean between the closing representative bid and asked prices (in all other cases) for Shares on the date immediately prior to such date on which sales prices or bid and asked prices, as applicable, are reported by a national quotation system; or (c) if Shares are not publicly traded, or with respect to any non-Share based Award or settlement of an Award, the fair market value established by the Committee acting in good faith.
“Full Value Award” means any Award other than an Option or Stock Appreciation Right or other Award for which the Participant pays the intrinsic value (whether directly or by forgoing a right to receive a payment from the Company).
“Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.
“Non-Qualified Stock Option” shall mean an Option that is not intended to be an Incentive Stock Option.
“Option” shall mean a right granted to a Participant pursuant to Section 7 of the Plan to purchase a specified number of Shares at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.
“Other Stock-Based Award” shall mean any right granted under Section 10 of the Plan.
“Participant” shall mean any Eligible Individual who has been granted an Award pursuant to the Plan.

“Performance-Based Award” shall mean an Award granted to selected Covered Employees pursuant to Sections 6, 8, 9 or 10 hereof, but which is subject to the terms and conditions set forth in Section 11 hereof. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.
“Performance-Based Bonus” shall mean a bonus opportunity awarded in accordance with Section 6 of the Plan.
“Performance Criteria” shall mean the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that may be used to establish Performance Goals are limited to the following: economic value-added, sales or revenue, net income (either before or after interest, taxes, depreciation and amortization), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, return on investments, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per Share, price per Share, market share, unit volume, net sales and service quality, any of which may be measured either in absolute terms or as compared to any incremental change or as compared to results of a peer group. The Committee shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.
“Performance Goals” shall mean, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon one or more of the Performance Criteria, as selected by the Committee. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.
“Performance Period” shall mean the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.
“Performance Share” shall mean a right granted to a Participant pursuant to Section 10(a) hereof, to receive Shares, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.
“Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.
“Qualified Performance-Based Compensation” shall mean any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

“Restricted Stock” shall mean any Share awarded to a Participant pursuant to Section 9 of the Plan that is subject to certain restrictions and may be subject to risk of forfeiture.
“Rule 16b-3” shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.
“SEC” shall mean the Securities and Exchange Commission or any successor thereto and shall include the Staff thereof.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Shares” shall mean shares of the Common Stock, $1 par value, of the Company, and such other securities of the Company that may be substituted for the Shares pursuant to Section 13 of the Plan.
“Stock Appreciation Right” shall mean any right granted under Section 8 of the Plan.
“Stock Unit” shall mean any right granted under Section 10(b) of the Plan.
“Subsidiary” shall mean any “subsidiary corporation” as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.
Section 3     Administration.
(a) Committee. The Plan shall be administered by the Committee. The Committee shall consist solely of two or more members of the Board each of whom is an “outside director,” within the meaning of Section 162(m) of the Code, a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) under the Exchange Act, or any successor rule, and an “independent director” under the rules of the New York Stock Exchange (or other principal securities market on which the Shares are traded), as the same may be amended from time to time. Appointment of Committee members shall be effective upon acceptance of appointment. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Section 162(m) of the Code or Rule 16b-3, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.
(b) Authority of Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant; (iii) determine the number of Awards to be granted and the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the grant date, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or sus-

pended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (vii) recommend to the Board any amendment, alteration, suspension, discontinuance or termination of the Plan, and subject to the stockholder approval requirement set forth in Section 14(a) hereof, to take any such action not required by applicable law to be taken by the Board, (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
(c) Action by the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any Employee of the Company or any Subsidiary, the Company’s independent registered public accounting firm, or any executive compensation consultant or other professional retained by the Company or the Committee to assist in the administration of the Plan.
(d) Committee Decisions Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including, but not limited to, the Company, any Subsidiary, any Participant, any holder or beneficiary of any Award, any stockholder and any Employee.
(e) Delegation. To the extent permitted by applicable law, the Committee may from time to time delegate to a committee of one or more members of the Board or to one or more officers of the Company the authority to grant or amend Awards to Participants other than Participants who are (a) senior executives of the Company who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or members of the Board) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 3(e) shall serve in such capacity at the pleasure of the Committee.
Section 4.     Award Limits.
(a) Plan Shares. Subject to Section 4(b) and Section 13 hereof, the aggregate number of Shares which may be granted pursuant to Awards under the Plan shall only be the Shares which are available or may become available for grant under the KB Home 1999 Incentive Plan as in effect immediately prior to the Effective Date; provided, however, that such aggregate number of Shares available for grant under the Plan shall be reduced by 1.25 Shares for each Share granted pursuant to any Full Value Award and shall be reduced by 1.0 Share for each Share granted pursuant to any Option or Stock Appreciation Right Award.
(b) Shares Available for Grant. To the extent that an Award terminates, expires, or lapses for any reason, or is settled in cash, any Shares subject to the Award shall again be available for the grant of an Award pursuant to the Plan. Any Shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall not be available for the grant of an Award pursuant to the Plan. To the extent permitted by applicable law or securities exchange rule, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against Shares available for grant pursuant to this Plan. Notwithstanding the provisions of this Section 4(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.
(c) Individual Stock-Based Awards. Subject to adjustment as provided in Section 13 hereof, no Participant may be granted stock-based Awards under the Plan in any fiscal year that relate to more than 1,000,000 Shares. No provision of this Section 4(c) shall be construed as limiting the amount of any cash-based Award which may be granted to any Participant.
(d) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of Shares acquired by the Company on the open market or otherwise.
(e) Cash Award Limits. (i) Any Participant who is the Chief Executive Officer at the time of payment of an Award or Awards under the Plan (other than a stock-based Award) shall be eligible to be paid in cash in any fiscal year an amount not in excess of $5,000,000 in respect of any such Award(s), and (ii) no Participant other than a Participant described in clause (i) of this Section 4(e) shall be eligible to be paid more than $3,000,000 in cash in any fiscal year in respect of any Award(s) under the Plan. No provision of this Section 4(e) shall be construed as limiting the number of stock-based Awards, or other cash-based compensation for employment, that a Participant may receive.
Section 5.     Eligibility and Participation.
(a) Eligibility. Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan.
(b) Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan.
Section 6.     Performance-Based Bonuses.
(a) Grant. At such times and in such manner as the Committee deems appropriate, the Committee may select Participants and, subject to Section 4(e) hereof, award to such Participants the opportunity to earn a cash bonus (a “Performance-Based Bonus”), which shall be contingent upon the attainment of Performance Goals or other specific performance goals that are established by the Committee and relate to one or more of the Performance Criteria or other specific performance criteria, in each case on a specified date or dates or over any period or periods determined by the Committee. Any such Performance-Based Bonus paid to a Covered Employee shall be a Performance-Based Award and be based upon objectively determinable bonus formulas established in accordance with Section 11(c) hereof.
(b) Employment Agreement. Notwithstanding Section 6(a) above, the formula for determining a Performance-Based Bonus to any Participant may, if so determined by the Committee, be governed by the terms of an Employment Agreement applicable to such Participant; provided, however, that such formula is in accordance with Section 162(m) of the Code.
Section 7.     Stock Options.
(a) General. The Committee is authorized to grant Options to Participants on the following terms and conditions:
        (1) Exercise Price. The exercise price per Share subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided, however, that subject to Section 7(b)(3) hereof, the exercise price for any Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant.
        (2) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided, however, that the term of any Option granted under the Plan shall not exceed ten years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised; provided, however, that no Option granted under the Plan shall become exercisable after ten years from the date of grant.
        (3) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation: (i) cash, (ii) Shares held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, or (iii) other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided, however, that payment of such proceeds is then made to the Company upon settlement of such sale), and the methods by which Shares shall be delivered or deemed to be delivered to Participants. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless exercise of Awards by a Participant may be permitted through the use of such an automated system. Notwithstanding any other provision of the Plan to the contrary, no Participant shall be permitted to pay the exercise price of an Option with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.
        (4) Evidence of Grant. All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.
        (5) Prohibition on Reload Grants. The Committee shall not have the authority to grant or provide for the automatic grant of an Option to any Participant to replace Shares a Participant delivers in payment of the exercise price of any Option granted hereunder in accordance with Section 7(a)(3) hereof, or in the event that the withholding tax liability arising upon exercise of any Option by a Participant is satisfied through the withholding by the Company of Shares otherwise deliverable upon exercise of the Option.
(b) Incentive Stock Options. Incentive Stock Options shall be granted only to Employees and the terms of any Incentive Stock Options granted pursuant to the Plan, in addition to the requirements of Section 7(a) above, must comply with the provisions of this Section 7(b).

        (1) Expiration. Subject to Section 7(b)(3) below, an Incentive Stock Option shall expire and may not be exercised to any extent by any Participant (or permitted beneficiary or representative of such Participant) after the first to occur of the following events:
           (i) Ten years from the date it is granted, unless an earlier time is set in the Award Agreement;
           (ii) Ninety days after the Participant’s termination of employment as an Employee for any reason other than Disability or death; and
           (iii) One year after the date of the Participant’s termination of employment as an Employee on account of Disability or death. Upon the Participant’s Disability or death, any Incentive Stock Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.
        (2) Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.
        (3) Ten Percent Owners. An Incentive Stock Option may be granted to any Participant who, at the date of grant, owns Shares possessing more than ten percent of the total combined voting power of all classes of Shares only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.
        (4) Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of Shares acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such Shares to the Participant.
        (5) Right to Exercise. Except as provided in Section 7(b)(1)(iii) above, during a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.
        (6) Failure to Meet Requirements. Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.
Section 8.     Stock Appreciation Rights.
(a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right Award, the grant price thereof and the conditions and limitations applicable to the exercise thereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either at the same time as the Award or at a later time. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement.
(b) Exercise and Payment. The Committee shall determine the time or times at which a Stock Appreciation Right may be exercised in whole or in part; provided, however, that the term of any Stock Appreciation Right granted under the Plan shall not exceed ten years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of a Stock Appreciation Right may be exercised; provided, however, that no Stock Appreciation Right granted under the Plan shall become exercisable after ten years from the date of grant. A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the product of (i) the excess of (A) the Fair Market Value of Shares on the date the Stock Appreciation Right is exercised over (B) the Fair Market Value of Shares on the date the Stock Appreciation Right was granted and (ii) the number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations the Committee may impose and any applicable tax withholding. Payment of the amounts determined under this Section 8(b) shall be made in cash, in Shares (based on their Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee in the Award Agreement.
(c) Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a Stock Appreciation Right, the term, methods of exercise, methods and form of settlement, and any other terms and conditions of any Stock Appreciation Right. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted or exercised prior to such determination as well as Stock Appreciation Rights granted or exercised thereafter. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.
Section 9.     Restricted Stock.
(a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Shares of Restricted Stock shall be granted, the number of Shares of Restricted Stock to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Stock may be forfeited to the Company, and the other terms and conditions of such Awards. Subject to Section 13(b) hereof, the period during which such Awards may be forfeited to the Company shall terminate in three equal annual installments from the date of grant of such Awards; provided, however, that the Committee may determine to have such period terminate after the first anniversary of the date of grant of any such Award if the Committee has established conditions for the earning of such Award that relate to performance of the Company or one or more divisions or units thereof. All awards of Restricted Stock shall be evidenced by an Award Agreement.
(b) Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited.
(c) Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evi-

denced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.
(d) Dividends and Distributions. Dividends and other distributions paid on or in respect of any Shares of Restricted Stock may be paid directly to the Participant, or may be reinvested in additional Shares of Restricted Stock, as determined by the Committee in its sole discretion.
Section 10.     Other Stock-Based Awards. The Committee shall have authority to grant to any Participant an “Other Stock-Based Award”, which shall consist of any right which is (i) not an Award described in Section 6 through Section 9 hereof and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan; provided, however, that any such rights must comply, to the extent deemed desirable by the Committee, with applicable law and/or securities exchange listing requirements. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award. Other-Stock Based Awards shall include, but not be limited to, Performance Share Awards and Stock Unit Awards.
(a) Performance Share Awards. Any Participant selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of Shares and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.
(b) Stock Unit Awards.
        (1) Grant of Stock Unit Awards. The Committee shall have authority to grant to Participants Stock Unit Awards, the value of which is based, in whole or in part, on the Fair Market Value of Shares. Each Stock Unit shall consist of a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share. Such Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Committee. Stock Units may be granted as additional compensation or in lieu of any other compensation, as specified by the Committee, or may be issued upon exercise of Options or Stock Appreciation Rights, or in lieu of a Performance Share Award or Restricted Stock Award, provided that for any Share to be purchased in connection with a Stock Unit Award other than upon exercise of an Option or Stock Appreciation Right or in settlement of a Performance Share Award or Restricted Stock Award, the purchase price or the amount of consideration paid or of other compensation foregone shall be equal to at least 100% of the Fair Market Value of such Share on the date such Award is granted. Subject to the provisions of the Plan, Stock Unit Awards shall be subject to such terms, restrictions, conditions, vesting requirements and payment rules as the Committee may determine in its sole discretion.

        (2) Settlement of Stock Units. Unless provided otherwise by the Committee, settlement of Stock Units shall be made by issuance of Shares and shall occur within 60 days after a Participant’s termination of employment for any reason. The Committee may provide for Stock Units to be settled in cash (at the election of the Company or the Participant, as specified by the Committee) and to be made at such other times as it determines appropriate or as it permits a Participant to choose. The amount of Shares, or other settlement medium, to be so distributed may be increased by an interest factor or by dividend equivalents, which may be valued as if reinvested in Shares. Until a Stock Unit is settled, the number of Shares represented by a Stock Unit shall be subject to adjustment pursuant to Section 13 hereof.
(c) Term. Except as otherwise provided herein, the term of any Award of Performance Shares, Stock Units or Other Stock-Based Awards shall be set by the Committee in its discretion.
(d) Exercise or Purchase Price. The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Stock Units or Other Stock-Based Awards; provided, however, that such price shall not be less than the par value of a Share on the date of grant, unless otherwise permitted by applicable state law.
(e) Exercise Upon Termination of Employment. An Award of Performance Shares, Stock Units or Other Stock-Based Awards shall only be exercisable or payable while the Participant is an Employee; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Stock Units or Other Stock-Based Awards may be exercised or paid subsequent to a termination of employment, as applicable, or following a Change of Ownership of the Company, or because of the Participant’s retirement, death or Disability, or otherwise; provided, further, that any such provision with respect to Performance Shares or Stock Units shall be subject to the requirements of Section 162(m) of the Code that apply to Qualified Performance-Based Compensation, where applicable for Company deductibility purposes.
(f) Form of Payment. Payments with respect to any Awards granted under this Section 10 shall be made in cash, in Shares or a combination of both, as determined by the Committee.
(g) Award Agreement. All Awards under this Section 10 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by an Award Agreement.
Section 11. Performance-Based Awards
(a) Purpose. The purpose of this Section 11 is to provide the Committee the ability to qualify Awards other than Options and that are granted pursuant to Sections 6, 8, 9 and 10 hereof as Performance-Based Awards. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Section 11 shall control over any contrary provision contained in Section 6, 8, 9 or 10 hereof; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Section 11.
(b) Applicability. This Section 11 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one

Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.
(c) Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Section 6, 8, 9 or 10 hereof which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (1) designate one or more Covered Employees, (2) select the Performance Criteria applicable to the Performance Period, (3) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (4) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.
(d) Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Covered Employee must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Covered Employee. Furthermore, a Covered Employee shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the amount earned under a Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.
(e) Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as Qualified Performance-Based Compensation, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.
Section 12.     Provisions Applicable to Awards.
(a) Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.
(b) Beneficiaries. Notwithstanding Section 15(b) hereof, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.
Section 13.     Changes in Capital Structure.
(a) Adjustments.
(1) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the price of the Shares, the Committee shall make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 4(a) and Section 4(c) hereof; (ii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iii) the grant or exercise price per Share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.
(2) In the event of any transaction or event described in this Section 13 or any unusual or nonrecurring transactions or events affecting the Company, any Subsidiary, any affiliate of the Company, or the financial statements of the Company or any Subsidiary or affiliate, or of changes in applicable laws, regulations or accounting principles, the Committee, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:
        (i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 13 the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;
        (ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

        (iii) To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock, Performance Shares or Stock Units and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;
        (iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and
        (v) To provide that the Award cannot vest, be exercised or become payable after such event.
(b) Acceleration Upon a Change of Ownership. Notwithstanding Section 13(a) above, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, if a Change of Ownership occurs and a Participant’s Awards are not converted, assumed, or replaced by a successor entity, then immediately prior to the Change of Ownership such Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse. Upon, or in anticipation of, a Change of Ownership, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change of Ownership, and shall give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine; provided, however, that the Committee may not extend the original exercise periods for Options or Stock Appreciation Rights if such extension would cause such Options or Stock Appreciation Rights to constitute non-qualified deferred compensation subject to Section 409A of the Code. In the event that the terms of any agreement between the Company or any Subsidiary or affiliate of the Company and a Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 13(b), this Section 13(b) shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect.
(c) No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to an Award or the grant or exercise price of any Award.
Section 14.     Amendment and Termination.
(a) Amendments to the Plan. Subject to Section 15(s) hereof, with the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (1) to the extent necessary and desirable to comply with any applicable law, regulation, or securities exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (2) stockholder approval is required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Sec-

tion 13 hereof), (ii) permits the Committee to grant Options with an exercise price that is below Fair Market Value on the date of grant, (iii) permits the Committee to extend the exercise period for an Option beyond ten years from the date of grant, or (iv) expands the class of persons who are eligible to participate in the Plan. Notwithstanding any provision in this Plan to the contrary, no Option may be amended to reduce the per Share exercise price of the Shares subject to such Option below the per Share exercise price as of the date the Option is granted and, except as permitted by Section 13 hereof, no Option may be granted in exchange for, or in connection with, the cancellation or surrender of an Option having a higher per Share exercise price.
(b) Amendments to Awards. Except with respect to amendments made pursuant to Section 15(s) hereof, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.
(c) Cancellation. Any provision of this Plan or any Award Agreement to the contrary notwithstanding, the Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award; provided, however, that no Option may be amended to reduce the per Share exercise price of the Shares subject to such Option below the per Share exercise price as of the date the Option is granted and, except as permitted by Section 13 hereof, no Option may be granted in exchange for, or in connection with, the cancellation or surrender of an Option having a higher per Share exercise price.
Section 15.     General Provision
(a) Dividend Equivalents. In the sole and complete discretion of the Committee, any Award (other than Award made as an Option or a Stock Appreciation Right) may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis.
(b) Nontransferability. No Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution and except by gift or a domestic relations order to members of the Participant’s family, or trusts or other entities whose beneficiaries or beneficial owners are the Participant or members of the Participant’s family, without approval of the stockholders of the Company.
(c) No Rights to Awards. Except as may be provided in an Employment Agreement, no Eligible Individual or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.
(d) Share Certificates; Book Entry Procedures.
        (1) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing Shares pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any securities exchange on which the Shares are listed or traded. All Share certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Committee may place legends on any Share certificate to reference restrictions applicable to the Shares. In addition to the terms and conditions provided herein, the Committee may require that a Participant make such reasonable covenants, agreements, and representations, or do or refrain from such acts, as the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.
        (2) Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).
(e) Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the return of Shares) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of Shares which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Committee) after such Shares were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.
(f) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including but not limited to the effect on such Award of the death, Disability, retirement or other termination of employment of a Participant, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.
(g) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of bonuses, options, restricted stock, Shares and other types of Awards provided for hereunder (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

(h) No Right to Employment. Nothing in the Plan or any Award shall be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary. Further, the Company or a Subsidiary may at any time dismiss a Participant from employment, with or without cause, free from any liability or any claim under the Plan.
(i) No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the record or beneficial owner of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Stock.
(j) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of California, except to the extent that the General Corporation Law of the State of Delaware is applicable.
(k) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
(l) Other Laws. The obligation of the Company to make payment of awards in Shares or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject. The Company shall be under no obligation to register pursuant to the Securities Act any of the Shares paid pursuant to the Plan. If Shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.
(m) No Trust or Fund Created. The Plan is intended to be an “unfunded” plan for incentive compensation. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or any affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary.
(n) Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee and each member of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, however, that he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
(o) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down as it deems appropriate.
(p) Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.
(q) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
(r) Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
(s) Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (1) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (2) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.
Section 16.     Term of the Plan.
(a) Effective Date. The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). The Plan will be deemed to be approved by the stockholders if it receives the affirmative vote of the holders of a majority of the Shares of the Company present or represented and entitled to vote at a meeting duly held in accordance with the applicable provisions of the Company’s Bylaws. If the stockholders of the Company do not approve the Plan as amended and restated on February 9, 2006, the KB Home 1999 Incentive Plan shall continue in full force and effect in accordance with its terms as in effect prior to this amendment and restatement.
(b) Expiration Date. The Plan will expire on, and no Option or Award shall be granted under the Plan after, April 2, 2009, or after such earlier date as the Committee may determine, in its sole discretion. Any Awards that are outstanding on April 2, 2009 shall remain in force according to the terms of the Plan and the applicable Award Agreement.

10990 Wilshire Boulevard, Los Angeles, California 90024
kbhome.com / kbcasa.com

PROXY
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
APRIL 6, 2006
The undersigned hereby appoints Bruce Karatz and Charles F. Carroll, and each of them, as proxies with full power of substitution and revocation, to vote all of the shares of KB Home Common Stock the undersigned is entitled to vote at the KB Home Annual Meeting of Stockholders to be held on April 6, 2006, or at any adjournment or postponement thereof, upon the Proposals set forth on the reverse side of this Proxy Card and described in the accompanying Proxy Statement, and upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
(Continued, and to be marked, dated and signed, on the other side)
Address Change/Comments (Mark the corresponding box on the reverse side)

▲ Detach here from proxy voting card ▲

Mark here
for address
change or
comments.
PLEASE SEE REVERSE SIDE

		FOR	WITHHOLD AUTHORITY
		(EXCEPT AS MARKED	TO VOTE FOR
YOUR DIRECTORS RECOMMEND A VOTE "FOR"		TO THE CONTRARY)	NOMINEES LISTED

1.	ELECTION OF DIRECTORS
NOMINEES IN CLASS II:
	01 BRUCE KARATZ	03 MELISSA LORA
	02 KENNETH M. JASTROW, II	04 MICHAEL G. MCCAFFERY
TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME.

		FOR	AGAINST	ABSTAIN

2.	PROPOSAL TO AMEND THE AMENDED CERTIFICATE OF INCORPORATION OF KB HOME TO DECREASE THE NUMBER OF AUTHORIZED SHARES OF KB HOME COMMON STOCK FROM 300 MILLION SHARES TO 290 MILLION SHARES.

		FOR	AGAINST	ABSTAIN

3.	PROPOSAL TO APPROVE THE AMENDED AND RESTATED KB HOME 1999 INCENTIVE PLAN.

		FOR	AGAINST	ABSTAIN

4.	PROPOSAL TO RATIFY ERNST & YOUNG LLP AS KB HOME’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING NOVEMBER 30, 2006.

You may consent to receive all future annual meeting materials and stockholder communications electronically. Enroll at www.melloninvester.com/ISD for secure online access to your proxy materials, statements, tax documents and other stockholder correspondence.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposals 1, 2, 3 and 4.

Signature(s)	Date	, 2006

Note: Please sign EXACTLY as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. Joint owners should sign.

▲ Detach here from proxy voting card ▲
Vote by Telephone, by Internet or by Mail
Telephone and Internet voting is available 24 hours a day, 7 days a week through 11:59 p.m. Eastern Daylight Time on the day prior to annual meeting day.
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Telephone 1-866-540-5760	OR	Internet	OR	Mail
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.		http://www.proxyvoting.com/kbh Use the Internet to vote your proxy. Have your proxy card in hand when you access the website.		Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
If you vote your proxy by telephone or by Internet,
you do NOT need to mail back your proxy card.
You may access and download copies of our Annual Report, our 2005 Report on Form 10-K and our
2006 Proxy Statement from our website at http://www.kbhome.com/investor/main

PROXY
ANNUAL MEETING OF STOCKHOLDERS
APRIL 6, 2006
CONFIDENTIAL INSTRUCTIONS TO WACHOVIA BANK, N.A.
TRUSTEE FOR THE KB HOME GRANTOR STOCK TRUST
With respect to the voting at the Annual Meeting of Stockholders of KB Home (the “Company”) to be held on April 6, 2006, or any adjournment or postponement thereof, the undersigned participant in the Company’s employee stock option plans hereby directs Wachovia Bank, N.A., as Trustee of the Company’s Grantor Stock Trust, to vote all of the shares for which the undersigned is entitled to direct the vote under the Grantor Stock Trust in accordance with the following instructions:
THE VOTES THAT THE UNDERSIGNED IS ENTITLED TO DIRECT UNDER THE COMPANY’S GRANTOR STOCK TRUST WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE HEREOF. IF THIS CARD IS SIGNED AND RETURNED, BUT NO CHOICE IS INDICATED, THE VOTES THAT THE UNDERSIGNED IS ENTITLED TO DIRECT WILL BE VOTED FOR PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4 AND UPON SUCH OTHER BUSINESS AS MAY COME BEFORE THE ANNUAL MEETING IN ACCORDANCE WITH THE JUDGMENT OF BRUCE KARATZ AND CHARLES F. CARROLL, AS PROXIES WITH FULL POWER OF SUBSTITUTION AND REVOCATION.
PLEASE MARK, DATE AND SIGN THESE INSTRUCTIONS AND RETURN THEM PROMPTLY, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING.
(Continued, and to be marked, dated and signed, on the other side)
Address Change/Comments (Mark the corresponding box on the reverse side)

▲ Detach here from proxy voting card ▲
ANNUAL MEETING OF STOCKHOLDERS APRIL 6, 2006
Dear Fellow Employee:
Just a reminder, your vote and your investment in KB Home are very important. If you intend to vote by mail, please complete and return your Confidential Instruction Card for tabulation by no later than March 31, 2006 to ensure that your vote is counted.
Bruce Karatz
Chairman and Chief Executive Officer

Mark here
for address
change or
comments.
PLEASE SEE REVERSE SIDE

		FOR	WITHHOLD AUTHORITY
		(EXCEPT AS MARKED	TO VOTE FOR
YOUR DIRECTORS RECOMMEND A VOTE "FOR"		TO THE CONTRARY)	NOMINEES LISTED

1.	ELECTION OF DIRECTORS

NOMINEES IN CLASS II:

	01 BRUCE KARATZ	03 MELISSA LORA
	02 KENNETH M. JASTROW, II	04 MICHAEL G. MCCAFFERY
TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME.

		FOR	AGAINST	ABSTAIN

2.	PROPOSAL TO AMEND THE AMENDED CERTIFICATE OF INCORPORATION OF KB HOME TO DECREASE THE NUMBER OF AUTHORIZED SHARES OF KB HOME COMMON STOCK FROM 300 MILLION SHARES TO 290 MILLION SHARES.

		FOR	AGAINST	ABSTAIN

3.	PROPOSAL TO APPROVE THE AMENDED AND RESTATED KB HOME 1999 INCENTIVE PLAN.

		FOR	AGAINST	ABSTAIN

4.	PROPOSAL TO RATIFY ERNST & YOUNG LLP AS KB HOME’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING NOVEMBER 30, 2006.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposals 1, 2, 3 and 4.

Signature(s)	Date	, 2006

Note: Please sign EXACTLY as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. Joint owners should sign.

▲ Detach here from proxy voting card ▲
Vote by Telephone, by Internet or by Mail
Telephone and Internet voting is available 24 hours a day, 7 days a week through 11:59 p.m. Eastern Daylight Time on the day prior to annual meeting day.
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Telephone 1-866-540-5760	OR	Internet	OR	Mail
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.		http://www.proxyvoting.com/kbh-gst Use the Internet to vote your proxy. Have your proxy card in hand when you access the website.		Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
If you vote your proxy by telephone or by Internet,
you do NOT need to mail back your proxy card.
You may access and download copies of our Annual Report, our 2005 Report on Form 10-K and our
2006 Proxy Statement from our website at http://www.kbhome.com/investor/main

PROXY
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
APRIL 6, 2006
CONFIDENTIAL INSTRUCTIONS TO FIDELITY MANAGEMENT TRUST COMPANY
TRUSTEE FOR THE KB HOME 401(k) SAVINGS PLAN
Receipt of proxy material for the above Annual Meeting is acknowledged. I instruct you to vote (in person or by proxy) all shares of Common Stock of KB Home (the “Company”) held by you for my account under the Company’s Amended and Restated 401(k) Savings Plan at the Company’s Annual Meeting of Stockholders to be held on April 6, 2006, and at all adjournments or postponements thereof, on the matters as indicated on the reverse side of this card and in your discretion on any other matters that may come before the Annual Meeting and as to which discretionary authority is permitted by applicable law. If this card is signed and returned, but no choice is specified, I instruct you to vote this proxy FOR Proposal 1, FOR Proposal 2, FOR Proposal 3, FOR Proposal 4 and upon such other business as may come before the Annual Meeting in accordance with the judgment of Bruce Karatz and Charles F. Carroll, as proxies with full power of substitution and revocation.
PLEASE MARK, DATE AND SIGN THESE INSTRUCTIONS AND RETURN THEM PROMPTLY, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING.
(Continued, and to be marked, dated and signed, on the other side)
Address Change/Comments (Mark the corresponding box on the reverse side)

▲ Detach here from proxy voting card ▲
ANNUAL MEETING OF STOCKHOLDERS APRIL 6, 2006
Dear Fellow Employee:
Just a reminder, your vote and your investment in KB Home are very important. If you intend to vote by mail, please complete and return your Confidential Instruction Card for tabulation by no later than March 31, 2006 to ensure that your vote is counted.
Bruce Karatz
Chairman and Chief Executive Officer

Mark here
for address
change or
comments.
PLEASE SEE REVERSE SIDE

		FOR	WITHHOLD AUTHORITY
		(EXCEPT AS MARKED	TO VOTE FOR
YOUR DIRECTORS RECOMMEND A VOTE "FOR"		TO THE CONTRARY)	NOMINEES LISTED

1.	ELECTION OF DIRECTORS
NOMINEES IN CLASS II:
	01 BRUCE KARATZ	03 MELISSA LORA
	02 KENNETH M. JASTROW, II	04 MICHAEL G. MCCAFFERY
TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME.

		FOR	AGAINST	ABSTAIN

2.	PROPOSAL TO AMEND THE AMENDED CERTIFICATE OF INCORPORATION OF KB HOME TO DECREASE THE NUMBER OF AUTHORIZED SHARES OF KB HOME COMMON STOCK FROM 300 MILLION SHARES TO 290 MILLION SHARES.

		FOR	AGAINST	ABSTAIN

3.	PROPOSAL TO APPROVE THE AMENDED AND RESTATED KB HOME 1999 INCENTIVE PLAN.

		FOR	AGAINST	ABSTAIN

4.	PROPOSAL TO RATIFY ERNST & YOUNG LLP AS KB HOME’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING NOVEMBER 30, 2006.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposals 1, 2, 3 and 4.

Signature(s)	Date	, 2006

Note: Please sign EXACTLY as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. Joint owners should sign.

▲ Detach here from proxy voting card ▲
Vote by Telephone, by Internet or by Mail
Telephone and Internet voting is available 24 hours a day, 7 days a week through 11:59 p.m. Eastern Daylight Time on the day prior to annual meeting day.
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Telephone 1-866-540-5760	OR	Internet	OR	Mail
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.		http://www.proxyvoting.com/kbh-sp Use the Internet to vote your proxy. Have your proxy card in hand when you access the website.		Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
If you vote your proxy by telephone or by Internet,
you do NOT need to mail back your proxy card.
You may access and download copies of our Annual Report, our 2005 Report on Form 10-K and our
2006 Proxy Statement from our website at http://www.kbhome.com/investor/main